EXHIBIT 10.1

DECEMBER 2019 EXCHANGE AGREEMENT AND

AMENDMENT TO FACILITY AGREEMENT, SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS

This DECEMBER 2019 EXCHANGE AGREEMENT AND AMENDMENT TO FACILITY AGREEMENT, SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of December 17, 2019, is by and among KemPharm, Inc., a Delaware corporation (the “Borrower”), Deerfield Private Design Fund III, L.P. (“DPDF”), Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPDF, the “Deerfield Lenders”), Delaware Street Capital Master Fund, L.P. (“DSCM” and, together with the Deerfield Lenders, the “Lenders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Facility Agreement (as defined below).

RECITALS:

A. The Lenders own an aggregate of $70,673,000 principal amount of the Borrower’s 5.50% Senior Convertible Notes due 2021 (the “Indenture Notes”) issued pursuant to the Indenture, dated as of February 9, 2016 (the “Indenture”), between the Borrower and U.S. Bank National Association, as trustee under the Indenture (together with any successor thereto, the “Trustee”).

B. The Borrower and DPDF have entered into that certain Facility Agreement, dated as of June 2, 2014 (as the same previously has been amended, modified, restated or otherwise supplemented from time to time, the “Existing Facility Agreement”). Upon the execution and delivery of the Existing Facility Agreement, DPDF disbursed the First Disbursement (as defined in the Existing Facility Agreement), which (i) included (among other loans) a term loan of $10,000,000, which is evidenced by the Senior Secured Convertible Note (as defined in the Existing Facility Agreement) (the “Existing FA Note”); and (ii) obligated the Borrower to issue the Warrant (as defined in the Existing Facility Agreement).

C. Prior to the date hereof, the Borrower has satisfied a portion of the principal amount under the Existing FA Note, leaving $6,980,824.22 in principal amount of the Existing FA Note outstanding.

D. The Existing Facility Agreement obligates the Borrower to pay to DPDF $3,333,333.33 of the outstanding principal amount of the Existing FA Note, including the applicable PIK Increase Amount, on February 14, 2020 (the “February 2020 Payment”) and the balance of the outstanding principal amount of the Existing FA Note, together with all accrued and unpaid interest on the Existing FA Note, on June 1, 2020 (the “Final Payment”).

E. Pursuant to this Agreement (and subject to the terms and conditions hereof), the Lenders will exchange all of the Indenture Notes for Senior Secured Convertible Notes of the Borrower in substantially the form attached hereto as Exhibit A (the “December 2019 Notes”) in an aggregate principal amount equal to the sum of the outstanding principal amount of all of the Indenture Notes, plus 50% of the accrued and unpaid interest thereon through the Effective Date. The December 2019 Notes will be issued pursuant to the Facility Agreement (as defined below).

F. Subject to the terms and conditions of this Agreement, DPDF has agreed with the Borrower to (y) amend the Existing Facility Agreement and the Warrants, among other things, (i) to defer the February 2020 Payment and the Final Payment until, and to provide for payment of principal and interest on the Existing FA Note on, March 31, 2021, (ii) to modify the definition of “Permitted Indebtedness” to permit the Borrower to incur additional Indebtedness as set forth herein, and (iii) to make such other changes as may be necessary or appropriate to provide for the exchange of Indenture Notes for December 2019 Notes as provided herein and (z) amend and restate the Existing FA Note to be in substantially the form attached hereto as Exhibit B (as so amended and restated, the “A&R Senior Secured Convertible Note” and, together with the December 2019 Notes, the “Notes”). The Existing Facility Agreement, as amended hereby and as the same may in the future be amended, modified, restated or otherwise supplemented from time to time is referred to herein as the “Facility Agreement.”

G. Subject to the terms and conditions of this Agreement, the Lenders have agreed with the Borrower to, among other things, (i) allow the “payment in kind” of interest on the indebtedness currently evidenced by the Indenture Notes, (ii) defer the maturity date in respect of the indebtedness evidenced by the Indenture Notes to March 31, 2021, and (iii) modify certain rights of the Lenders under the Indenture Notes that would result from a delisting of the Borrower’s Common Stock, all to be effected through the Exchange (as defined below) and the amendments to the Existing Facility Agreement contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

EXCHANGE

Section 1.01. Exchange. Subject to the terms and conditions hereof, each Lender hereby agrees to exchange all of the Indenture Notes held by it for the issuance by the Borrower to such Lender of a December 2019 Note with an initial principal amount equal to the sum of the outstanding principal amount of such Lender’s Indenture Notes (the “Exchange”), in each case as set forth on Schedule 1 hereto. The Exchange and the related amendments to the Transaction Documents are being made as part of and pursuant to a plan of reorganization of the Borrower described in Section 368(a)(1)(E) of the Code.

Section 1.02. Exchange Settlement; Joinder to Facility Agreement.

(a) As soon as practicable following the effectiveness of the Exchange, which shall be deemed to occur at 8:00 a.m. (New York time) on December 18, 2019 (such time on such date, the “Effective Time”) (subject to satisfaction (or waiver by the Lenders) of the conditions set forth in Article VI hereto), but in any event prior to 4:00 p.m. (New York time) on December 18, 2019 (such date, the “Effective Date”), (i) each Lender shall assign and transfer all right, title and interest in and to its Indenture Notes to the Borrower, and deliver or cause to be delivered all of the Indenture Notes held by such Lender to the Trustee, by book-entry transfer through the facilities of The Depositary Trust Company (“DTC”) from the account(s) of such Lender, free and

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clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any customary documents of conveyance or transfer that the Borrower or Trustee may reasonably deem necessary or desirable to transfer such Indenture Notes to the Borrower; (ii) the Borrower shall issue and deliver to each Lender a December 2019 Note, duly executed on behalf of the Borrower in the principal amount set forth across from such Lender’s name on Schedule 1 hereto in the column captioned “December 2019 Notes (principal amount)” which, in the case of each December 2019 Note issued to any Lender other than DSCM, shall not bear any restrictive legend (or be subject to stop transfer instructions or similar restrictions on the transfer thereof) and shall provide for the 4.985% Cap (as defined in the December 2019 Notes) (and not the 19.985% Cap) (as defined in the form December 2019 Note) and, which, in the case of DSCM shall provide for the 19.985% Cap; (iii) the Borrower shall record in the Register the interests of each Lender in the Loans and each December 2019 Note, including the amount of the Loan evidenced by each December 2019 Note (which, for the avoidance of doubt, shall be the amount set forth across from the applicable Lender’s name in Schedule 1 hereto in the column captioned “December 2019 Notes (principal amount)”) and (iv) the Borrower shall pay, in cash, by wire transfer of immediately available funds to an account designated by each Lender, fifty percent (50%) of the accrued and unpaid interest on such Lender’s Indenture Notes through the Effective Date. The Borrower and each Lender acknowledge and agree that (y) the aggregate amount of accrued and unpaid interest on the Indenture Notes held by such Lender through the Effective Date is the amount set forth across from such Lender’s name on Schedule 1 hereto under the column captioned “Accrued and Unpaid Interest on Indenture Notes”); and (z) the portion of such interest that is not paid in cash on the Effective Date shall be paid by including such amount in the original principal amount of such Lender’s December 2019 Note issued hereunder, as set forth in Schedule 1 hereto.

(b) Upon the Effective Time, (i) each Lender shall be deemed for all purposes to have become the legal, beneficial and record holder of the December 2019 Notes to which it is entitled pursuant to Section 1.02(a) and (ii) such Lender’s Indenture Notes shall be deemed cancelled.

(c) For the avoidance of doubt, from and after the date hereof, the Borrower shall not incur any Indebtedness under the Indenture, or otherwise issue any Global Note (as defined in the Indenture) or any other Note (as defined in the Indenture) pursuant to the Indenture.

Section 1.03. Joinder to Facility Agreement. Each of DSS and DSCM (each a “New Senior Lender”) hereby acknowledges that it has been provided with, and has had an opportunity to review, the Facility Agreement and the Guaranty and Security Agreement (as defined in the Facility Agreement). Each of the Borrower and each New Senior Lender (severally and not jointly) agree that, effective as of the Effective Time, each such New Senior Lender shall (i) become a party to the Facility Agreement as a “Lender” (within the meaning of the Facility Agreement), (ii) be fully bound by, and subject to, all of the covenants, terms, conditions, restrictions and provisions of the Facility Agreement and the other Transaction Documents applicable to a Lender that holds December 2019 Notes, (iii) be entitled to the rights, remedies, benefits and privileges of a Lender that holds December 2019 Notes under the Facility Agreement and the other Transaction Documents, and (iv) shall designate DPDF as collateral agent under the Guaranty and Security Agreement and such New Senior Lender’s “representative” for purposes of any filings under the uniform commercial code. Each New Senior Lender acknowledges and agrees that such New Senior Lender shall have no rights as a Lender in respect of the repayment of any Loans or Disbursements made prior to the date hereof pursuant to the Existing Facility Agreement or any right to receive any Warrants.

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ARTICLE II.

AMENDMENT OF EXISTING FACILITY AGREEMENT, SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS

Section 2.01. Amendments to Existing Facility Agreement. Upon the terms and subject to the conditions set forth in this Agreement, effective immediately prior to the Effective Time, the Existing Facility Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Facility Agreement attached as Exhibit C hereto.

Section 2.02. Amended and Restated Senior Secured Convertible Note. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Effective Time, the outstanding Senior Secured Convertible Notes shall hereby be amended and restated to give effect to the amendments contained, and be, in the form of the A&R Senior Secured Convertible Note attached hereto. As promptly as possible following the date hereof, the Borrower shall deliver to DPDF a duly executed A&R Senior Secured Convertible Note, and DPDF shall promptly thereafter deliver the Existing FA Note to the Borrower for cancellation. For the avoidance of doubt, the amendments of the Existing FA Note as provided herein and in the A&R Senior Secured Convertible Note shall not be conditioned upon, or be subject to, the delivery of such A&R Senior Secured Convertible Note by the Borrower or delivery of the Existing FA Note by DPDF, and the Existing FA Note held by DPDF shall, upon the Effective Time, be deemed to give effect to such amendments.

Section 2.03. Amendment to Warrants. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Effective Time, the Warrants shall hereby be amended as follows:

(a) The definition of “Eligible Market” in Section 5 of the Warrants shall hereby be amended and restated to read in its entirety as follows:

““Eligible Market” means the New York Stock Exchange, Inc., the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, or the NASDAQ Global Select Market (or, in each case, any successor thereto).”

(b) Clause (E) of the definition of “Major Transaction” in Section 5(c)(i) of the Warrants shall hereby be amended to read in its entirety as follows:

“(E) at any time after March 31, 2021, the shares of Common Stock are not listed on an Eligible Market.”

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Lenders. Each Lender, severally and not jointly, hereby represents and warrants to the Borrower as of the date of this Agreement and as of the Effective Date as follows:

(a) Organization and Good Standing. Such Lender is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. Such Lender has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each Transaction Document to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by such Lender of this Agreement and each Transaction Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Lender and no further action is required in connection herewith or therewith.

(c) Valid and Binding Agreement. This Agreement and each Transaction Document to which such Lender is a party have been duly executed and delivered by such Lender and constitute the valid and binding obligations of such Lender, enforceable against such Lender in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Non-Contravention. The execution and delivery by such Lender of this Agreement and each Transaction Document to which such Lender is a party and the performance by such Lender of its obligations hereunder and thereunder, do not and will not (i) violate any provision of such Lender’s organizational documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Lender is subject, or by which any of such Lender’s Indenture Notes is bound or affected except, in each instance of clauses (i) and (ii) hereof, where such violation or conflict would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the ability of such Lender to timely perform its obligations under this Agreement or any other Transaction Document to which such Lender is a party.

(e) Exemption. Such Lender has held such Lender’s Indenture Notes of record and beneficially for a period of at least one (1) year for purposes of Rule 144 under the Securities Act and, other than DSCM, is not, and during the three-month period prior to the date hereof has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower. Such Lender understands that the Notes and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”) are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws.

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(f) Ownership of the Notes. Such Lender is the record and beneficial owner of, and has good and valid title to, such Lender’s Indenture Notes, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement or the Indenture (as defined below) and other than pledges or security interests that such Lender may have created in favor of a prime broker under and in accordance with its prime brokerage account with such broker), without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire such Lender’s Indenture Notes or any portion thereof. Such Lender has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Indenture Notes or its rights in its Indenture Notes, or (b) except as would not materially and adversely affect the ability of such Lender to consummate the transactions contemplated hereby, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Indenture Notes. Upon such Lender’s delivery of its Indenture Notes to the Borrower pursuant to the Exchange, such Indenture Notes shall be free and clear of all Liens created by such Lender.

(g) Accredited Investor/Qualified Institutional Buyer. Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Lender is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act. Such Lender understands the economic risk of its investment in the December 2019 Notes and the Conversion Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the December 2019 Notes and the Conversion Shares.

(h) Information. Such Lender acknowledges and agrees that (i) such Lender has had the opportunity to review the Borrower’s SEC Reports (as defined below) and this Agreement (including the exhibits hereto), (ii) such Lender has had an opportunity to submit questions to the Borrower concerning the Borrower, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange and has all information that it considers necessary in making an informed investment decision, (iii) such Lender has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange. Notwithstanding anything to the contrary contained herein, the rights and remedies available to such Lender, neither any such review nor any due diligence investigation conducted by such Lender or its advisors, if any, or its representatives shall modify, amend or otherwise affect such Lender’s right to rely on the representations, warranties, covenants and agreements of the Borrower contained in this Agreement and the other Transaction Documents.

(i) Transactions in Borrower’s Securities. Such Lender has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any purchase or sale of the securities of the Borrower (including, without limitation, any Short Sales (as defined below) involving any of the Borrower’s securities) from October 29, 2019

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through the date of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 3.01(i), subject to such Lender’s compliance with their respective obligations under the U.S. federal securities laws and such Lender’s internal policies, (a) such “Lender” shall not be deemed to include any employees, subsidiaries or affiliates of such Lender that are effectively walled off by appropriate information barriers approved by such Lender’s respective legal or compliance department (and thus have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 3.01(i) shall not apply to any transaction by or on behalf of an account of such Lender that was effected without the advice or participation of, or such account’s receipt of information regarding the Transactions provided by, such Lender.

Section 3.02. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders as of the date of this Agreement and as of the Effective Time as follows:

(a) Organization and Good Standing. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Borrower has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement, the Notes and other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement, the December 2019 Notes and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower, and no further action of the Borrower, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c) Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, the Notes or any other Transaction Document, in accordance with the terms hereof or thereof, other than filing an amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Preferred Stock (the “Certificate of Designation Amendment”) and filing the Announcing 8-K Filing (as defined below) with the U.S. Securities and Exchange Commission (the “Commission”). The December 2019 Notes are not being issued in violation of, any preemptive or similar rights of any Person, or otherwise subject to any preemptive or similar rights of any Person that have not been validly waived.

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(d) Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and upon the execution and delivery by the Borrower thereof, each Note and each other Transaction Document being executed or amended in connection herewith will constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) Non-Contravention. The execution and delivery by the Borrower of this Agreement, each Note and each other Transaction Document being executed and delivered by the Borrower in connection herewith and the performance by the Borrower of its obligations hereunder and under the Notes and the other Transaction Documents do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any property or asset of the Borrower is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, other than filing the Certificate of Designation Amendment with the Secretary of State of the State of Delaware and filing the Announcing 8-K Filing with the Commission, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower is a party or by which any of its properties or assets are bound, (v) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, the Indenture or the GPC License Agreement, or (vi) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower, except, in each instance of clauses (ii), (iii), (iv) and (vi) hereof, where such violation, conflict, breach, default or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on (a) the business, operations, results of operations, condition (financial or otherwise) or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any provision of this Agreement, the December 2019 Notes or any other Transaction Document, (c) the ability of the Borrower to timely perform its obligations under this Agreement, the Notes or any other Transaction Documents, or (d) the rights and remedies of the Lenders under this Agreement, the Notes or any other Transaction Document. As of the date hereof, no Event of Default (as defined in the Indenture) under the Indenture exists and no Event of Default (as defined in the Facility Agreement) under the Facility Agreement exists, and, to the knowledge of the Borrower, no event has occurred, and no fact or circumstance exists, that, with or without notice, lapse of time or both would reasonably be expected to result in an Event of Default under either the Indenture or the Facility Agreement.

(f) Issuance of Conversion Shares. The Conversion Shares issuable upon conversion of the Notes are duly authorized and, when issued in accordance with the applicable Note, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or

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similar rights of any person. The Borrower has reserved from its duly authorized capital stock an aggregate of 5,384,788 shares of Common Stock for issuance hereafter upon conversion of the Notes in accordance with the terms thereof (plus any additional shares of Common Stock that may be issuable as a result of the anti-dilution provisions of the Notes), in each case, free and clear of preemptive or similar rights. As of the date of this Agreement, there are 33,230,543 shares of Common Stock issued and outstanding.

(g) SEC Reports; Nasdaq. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in the Borrower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as filed with the Commission on November 14, 2019, and the Borrower’s Current Reports on Form 8-K filed with the Commission on May 23, 2019, October 3, 2019 and November 21, 2019 (such disclosure the “Potential Delisting”), the Borrower is not in violation of the requirements of the Nasdaq Global Market (“Nasdaq GM”) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of trading of the Common Stock in the foreseeable future.

(h) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.02(h) that may be due in connection with the transactions contemplated hereby.

(i) Exemption from Registration. No registration under the Securities Act or any state securities laws is or will be required for the offer and issuance of the December 2019 Notes by the Borrower to the Lenders as contemplated hereby or for the offer and issuance of the Conversion Shares by the Borrower to the Lenders as contemplated hereby and by the Notes. The amendments and transactions contemplated hereby or entered into in connection herewith, including the issuance and sale of the December 2019 Notes hereunder and the issuance and sale of the Conversion Shares pursuant to the terms of the Notes do not and will not contravene, or require stockholder approval pursuant to, the rules and regulations of The Nasdaq Stock Market LLC, as currently in effect. Assuming each Lender to which December 2019 Notes or Conversion Shares are to be issued is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower (which the Borrower shall assume (and the applicable Lender shall be deemed to represent) unless such Lender has otherwise advised the Borrower in writing) and in reliance on such Lender’s representations contained in Section 3.01(e) hereof, the Notes and the Conversion Shares, other than those issued to DSCM, will be freely tradeable by such Lender without restriction or limitation (including volume limitation), pursuant to Rule 144 under the

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Securities Act, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof. The Borrower has not paid or given (and will not pay or give), directly or indirectly, any commission or other remuneration for soliciting the exchange to be effected pursuant to this Agreement or otherwise in connection with the issuance and sale of any December 2019 Notes or any Conversion Shares pursuant to this Agreement or the December 2019 Notes. The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act.

(j) No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause the offering and issuance of the December 2019 Notes or the offering and issuance of any of the Conversion Shares to be integrated with prior or contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of the Nasdaq GM and which would require stockholder approval for the issuance of any December 2019 Notes or Conversion Shares.

(k) No Bad Actor Disqualification. None of the Credit Parties, any of its predecessors, any director, executive officer, other officer of any Credit Party participating in the offering of the Notes or the Conversion Shares, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of any Credit Party’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with any Credit Party at the time this representation is made, any placement agent or dealer participating in the offering of the Notes or the Conversion Shares and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Notes or the Conversion Shares (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person and (ii) whether any Covered Person is subject to a Disqualification Event. Each Credit Party has complied in all material respects, to the extent applicable, with its disclosure obligations under Rule 506(e). No Credit Party is any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer, sale and issuance of the Notes or the Conversion Shares.

(l) No Unlawful Payments. Neither the Borrower, to the knowledge of the Borrower, nor any of its directors or officers or any employee, agent, affiliate, representative of or other person associated with or acting on behalf of the Borrower, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

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(m) Compliance with Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with all financial recordkeeping and reporting requirements applicable to the Borrower, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar laws of all jurisdictions in which the Borrower conducts business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental authority involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(n) OFAC. The Borrower is not (a) a country, the government of a country, or an agency of the government of a country, (b) an organization directly or indirectly controlled by a country or its government, or (c) a person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Borrower is not a person named on the list of Specially Designated Nationals maintained by OFAC.

(o) Application of Takeover Protections. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable the Borrower’s issuance of the Notes and Conversion Shares and the Lenders’ ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the organizational documents of the Borrower or the laws of the state of its incorporation which is applicable to the Lenders as a result of the transactions contemplated by this Agreement, including the Borrower’s issuance of the December 2019 Notes and Conversion Shares and the Lenders’ ownership of such securities and the A&R Senior Secured Convertible Note.

(p) Cash on Hand. The Borrower believes as of the Effective Date, after giving effect to the transactions contemplated under this Agreement, that its existing balances of cash and cash equivalents will be sufficient to finance its anticipated working capital and operating expense requirements for the period commencing on the date hereof and ending on March 31, 2021, which the Borrower shall disclose in the Announcing 8-K Filing.

(q) Litigation. No proceeding is pending before or, to the knowledge of Borrower, threatened by any Governmental Authority (a) to which any Credit Party is a party, (b) that purports to affect or pertain to the Transaction Documents or the transactions contemplated hereby or thereby or (c) that has as the subject thereof any assets owned by any Credit Party or any of its Subsidiaries, in each case, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(r) Compliance with Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Credit Party is in compliance with all Applicable Laws and authorizations.

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ARTICLE IV.

COVENANTS

Section 4.01. Reservation of Shares. On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue all of the Conversion Shares pursuant to the Notes (without regard to the 4.985% Cap or the 19.985% Cap (each as defined in the form of December 2019 Notes or the A&R Senior Secured Convertible Note, as applicable)).

Section 4.02. Blue Sky Filings. The Borrower shall take such action as is necessary in order to obtain an exemption for, or to qualify the December 2019 Notes and the Conversion Shares for, issuance and sale to the Lenders under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any of the Lenders.

Section 4.03. Listing. The Borrower has submitted an application for the listing of the Conversion Shares on the Nasdaq GM and will use its commercially reasonable efforts to secure such listing. For so long as any Notes remain outstanding, the Borrower shall use commercially reasonable efforts to maintain the Common Stock’s listing on the Nasdaq GM. The Borrower shall not take any action which would be reasonably expected to result in the delisting or suspension of trading the Common Stock on the Nasdaq GM. If the Common Stock is, or is reasonably expected to be, delisted from the Nasdaq GM, the Borrower shall use its best efforts to cause the Common Stock to be listed on the Nasdaq Capital Market contemporaneously with such delisting and, thereafter, (i) shall use commercially reasonable efforts to maintain the Common Stock’s listing on the Nasdaq Capital Market and (ii) shall not take any action which would be reasonably expected to result in the delisting or suspension of trading the Common Stock on the Nasdaq Capital Market. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.03. Each Lender hereby (x) acknowledges and agrees that such Lender has been made aware of the Potential Delisting, and (y) agrees that any delisting or suspension of trading the Common Stock on the Nasdaq GM in connection with the Potential Delisting will not be deemed a breach of this Section 4.03.

Section 4.04. Disclosure; Confidentiality. On or before 8:00 a.m., New York time, on the first Business Day following the date of this Agreement, the Borrower shall file with the Commission a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, disclosing the effectiveness of this Agreement and the other Transaction Documents entered into pursuant to, or in connection with, this Agreement, providing the disclosure contemplated by Section 3.02(p), attaching this Agreement and the other Transaction Documents entered into pursuant to, or in connection with, this Agreement (in each case, without any redaction therefrom, other than redactions of the schedules to the Guaranty and Security Agreement as permitted under Item 601(a)(5) of Regulation S-K) and disclosing any other presently material non-public information (if any) provided or made available to any Lender (or any Lender’s agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”). The Borrower represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, non-public information (if any) provided or made available to any Lender (or any Lender’s agents or representatives) by the Borrower or

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any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Borrower expressly acknowledges and agrees that, from and after the Announcing 8-K Filing, no Lender nor any affiliate of any Lender shall have (unless expressly agreed to by such particular Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Lender or customary oral (confirmed by e-mail) “wall cross” agreement (it being understood and agreed that no Lender may bind any other Lender with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any information regarding the Borrower.

Section 4.05. Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

Section 4.06. Fees and Expenses. The Borrower shall promptly reimburse the Deerfield Lenders for all of their reasonable out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement and any other agreement entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby, up to a maximum of $150,000 for all such expenses.

Section 4.07. DF-Identified Compounds. Following the date hereof, the Deerfield Lenders or their Affiliates may from time to time, identify up to two compounds (“DF-Identified Compounds”) that may have applications for new disease indications and with respect to which the Borrower may have the ability to discover new products utilizing its proprietary technology. If a Deerfield Lender and/or an Affiliate of a Deerfield Lender advises the Borrower of a DF-Identified Compound and so requests, the Borrower will use commercially reasonable efforts to employ its technology to discover a product in a manner that is reasonably acceptable to the applicable Deerfield Lender (or Affiliate thereof); provided, that the applicable Deerfield Lender (or Affiliate thereof) shall (i) make payments to the Borrower upon its execution of a statement of work pursuant to such discovery plan and upon delivery by the Borrower of the applicable technology as contemplated by the parties, in each case, as and to the extent as may be mutually agreed upon between the applicable Deerfield Lender (or Affiliate thereof) and the Borrower, or (ii) provide such other compensation to the Borrower as may be mutually agreed between the applicable Deerfield Lender (or Affiliate thereof) and the Borrower. The Borrower does not represent or warrant that its discovery efforts will be successful in discovering any such new products.

Section 4.08. License Acknowledgement. Each Lender hereby acknowledges that the Borrower is a party to the GPC License Agreement, and that such Lender has had an opportunity to review the GPC License Agreement, including the provisions thereunder relating to portions of the Collateral.

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ARTICLE V.

ACKNOWLEDGMENT OF THE BORROWER

Section 5.01. The Borrower irrevocably and unconditionally acknowledges, affirms and covenants to each Lender that:

(a) such Lender is not in default under the Indenture or the Facility Agreement and has not otherwise breached any obligations to the Borrower; and

(b) there are no offsets, counterclaims or defenses to the obligations under the Indenture as of the date hereof, including the liabilities and obligations of the Borrower under the Existing FA Note or the Indenture Note or the rights, remedies or powers of such Lender in respect of any of the obligations under the Indenture, and the Borrower agrees not to interpose (and each does hereby waive and release) any such defense, set off or counterclaim in any action brought by such Lender with respect thereto.

ARTICLE VI.

CONDITIONS PRECEDENT.

Section 6.01. Conditions. The effectiveness of the amendments contemplated by Article II and the consummation of the Exchange are subject to the following conditions on or prior to the Effective Time:

(a) Delivery of Documents. The Borrower and the Lenders shall each have executed and delivered this Agreement, the Borrower shall have executed and delivered to each Lender its December 2019 Note in accordance with Section 1.02 and the Borrower and DPDF, as collateral agent, shall have executed and delivered the Guaranty and Security Agreement in substantially the form attached hereto as Exhibit D.

(b) Performance; No Default. The representations and warranties of the Borrower and Lenders contained herein and in each other document, agreement or instrument being executed and delivered pursuant to, or in connection with the execution and delivery of, this Agreement shall be true and correct, and the Borrower and Lenders shall have performed and complied with all agreements and conditions contained in this Agreement and in each such other document, agreement or instrument, in each case, to be performed by or complied with by the Borrower or Lenders, as applicable, prior to the Effective Time in all respects, and the Lenders shall have received a certification from the chief executive officer or chief financial officer of the Borrower to the foregoing effect.

(c) Authorization. The Borrower shall have delivered to the Lenders evidence of authority, officer’s certificates and good standing certificates in the jurisdiction of organization of the Borrower, in form and substance satisfactory to the Lenders.

(d) Financing Statements. All Uniform Commercial Code financing statements required to be filed, registered or recorded in connection with the Guaranty and Security Agreement shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording.

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(e) Security Interest. The Collateral Agent shall have, for the benefit of the Lenders, a first priority security interest (subject to Permitted Liens) in all Collateral in which a lien can be perfected by (i) the filing of a Uniform Commercial Code financing statement, and (ii) the filing of the Intellectual Property Security Agreements.

(f) Legal Opinion. The Lenders (or their counsel) shall have received customary legal opinions from Cooley LLP, as counsel to the Borrower, in form and substance reasonably satisfactory to the Lenders.

ARTICLE VII.

MISCELLANEOUS

Section 7.01. Entire Agreement. This Agreement together with the December 2019 Notes, the A&R Senior Secured Convertible Note and the other Transaction Document constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Lenders and the Borrower with respect to the subject matter hereof.

Section 7.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and (i) prior to the Effective Time, each of the Lenders and (ii) following the Effective Time, the Required Lenders (as defined in the Facility Agreement). Any amendment that is approved by the Required Lenders following the Effective Time as aforesaid shall bind all Lenders, provided that any such amendment applies to the rights and obligations of the Lenders hereunder on substantially the same basis. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Lenders or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that after the Effective Time a Lender may assign or otherwise transfer its rights hereunder to any transferee or assignee of the A&R Senior Secured Convertible Note or December 2019 Notes (in whole or in part), provided that (a) such Lender agrees in writing with the transferee or assignee to assign such rights, and such assignee or transferee agrees in writing to accept such rights subject to, and to be bound by, the terms of this Agreement, and a copy of such agreement is furnished to the Borrower after such transfer or assignment; and (b) in the case of an assignment or transfer of rights or obligations hereunder to a transferee or assignee of December 2019 Notes or the A&R Senior Secured Convertible Note, such assignment or transfer is effected in compliance with the Facility Agreement. Notwithstanding anything herein to the contrary, the Deerfield Lenders may not transfer or assign any rights of the Deerfield Lenders and their Affiliates under Section 4.07 of this Agreement without the Borrower’s prior written consent.

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Section 7.04. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, overnight mail, international courier (confirmed by facsimile), electronic mail or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the other parties.

If to the Borrower: KemPharm, Inc.

1180 Celebration Blvd.

Suite 103

Celebration, FL 34747

Fax: (321) 250-3698

E-mail: lclifton@kempharm.com

Attention: R. LaDuane Clifton, Chief Financial Officer

With a copy to (which shall not constitute notice hereunder):

Cooley LLP

1299 Pennsylvania Avenue, NW

Suite 700

Washington, DC 20004

Fax: (703) 456-8100

Email: bsiler@cooley.com

Attention: Brent Siler

If to DPDF or DSS:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017 Fax: (212) 599-3075

Email: dclark@deerfield.com

Attn: David J. Clark

With a copy to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661-3693

Fax: (212) 940-8776

Email: mark.wood@katten.com

Attn: Mark Wood

If to DSCM:

DSC Advisors, L.P.

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

Email: bluhm@dscllc.com

Attn: Andrew G. Bluhm, Manager of the General Partner

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With a copy to:

DSC Advisors, L.P.

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

Fax: (312) 915-2487

Email: kavitsky@dscllc.com

Attn: Leo Kavitsky, Operations Manager

Section 7.05. Applicable Law; Consent to Jurisdiction.

(a) As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the parties hereby irrevocably:

(i) submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii) waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

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(iii) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.05.

Notwithstanding the foregoing in this Section 7.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 7.06. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 7.07. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08. Remedies; Specific Performance. The rights and remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under the Facility Agreement, the A&R Senior Secured Convertible Note, the December 2019 Notes, the other Transaction Documents and/or otherwise at law or in equity. No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit any Lender’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Agreement, the Facility Agreement, the A&R Senior Secured Convertible Note, the December 2019 Notes and the other Transaction Documents. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement, the Facility Agreement or any other Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, the Facility Agreement or any other Transaction Document and to enforce specifically the terms and provisions of this Agreement, the Facility Agreement, and the other Transaction Documents in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which such party is entitled at law or in equity.

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Section 7.09. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 7.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 7.11. Reservation of Rights. None of the Lenders has hereby waived any of such Lender’s rights or remedies arising from any breach or default or any right otherwise available under the Facility Agreement, any other Transaction Document or at law or in equity as to any of such Lender’s Notes. Each of the Lenders expressly reserves all such rights and remedies. Notwithstanding anything else to the contrary herein, each Lender hereby agrees that the issuance of the December 2019 Notes to such Lender satisfies in full any and all obligations of the Borrower under the Indenture as to the Indenture Notes held by such Lender and such Lender’s remedies with regard to such Indenture Notes shall be solely as described in this Agreement.

Section 7.12. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement. Without limiting the foregoing, the Borrower shall take such action, and deliver such notices, documents, instruments and agreements as the Trustee may reasonably require to effectuate the exchange and surrender of Indenture Notes in accordance with this Agreement.

Section 7.13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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Section 7.14. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation. Unless otherwise indicated, references to “Transaction Documents” in this Agreement refer to Transaction Documents (as defined in the Facility Agreement), each as amended as of the Effective Date, including as provided by this Agreement. For the avoidance of doubt, any difference in the provisions of the form of December 2019 Notes from the form of note representing the Existing FA Note should not be interpreted in any manner adverse to the interests of the holder of the Existing FA Note.

Section 7.15. Reaffirmation. Other than as expressly provided in this Agreement, the execution and delivery of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of the Facility Agreement, the Existing FA Note, any other Transaction Documents (as currently in effect) or any other document executed in connection therewith or serve to effect a novation of the obligations thereunder. The Borrower, as issuer, debtor, grantor, pledger, mortgagor, guarantor or assignor, or in other any other similar capacity in which it grants liens or security interests in its property hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, and (iii) to the extent the Borrower granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for the Obligations (as defined in the Facility Agreement) under or with respect to the Transaction Documents, ratifies and reaffirms such grant of security interests and Liens as provided in the Transaction Documents and confirms and agrees that such security interests and Liens continue to secure all of the currently outstanding or future Obligations (as amended hereby) on the terms and conditions of the Transactions Documents (for the avoidance of doubt as amended as of the date of this Agreement (including as provided in this Agreement)). The Borrower hereby consents to this Agreement and acknowledges that this Agreement, each December 2019 Note, the A&R Senior Secured Convertible Note and each document or agreement executed and delivered pursuant to, or in connection with, the execution and delivery of this Agreement is a Transaction Document and each of the other Transaction Documents, each as amended as of the Effective Date (including as provided in this Agreement), remains in full force and effect and is hereby ratified and reaffirmed; provided that, nothing in this Section 7.15 shall obligate the Borrower to restate, or be considered to be a restatement of, the representations of the Borrower contained in Article 3 of the Facility Agreement as of the date hereof. Any reference in the Transaction Documents to “hereunder,” “hereof,” “herein,” or words of like import referring to such agreement shall refer to such Transaction Document as amended as of the Effective Date (including as provided in this Agreement). For the avoidance of doubt, the parties acknowledge and agree that, nothing contained herein or in Exhibit C shall be deemed or construed as an agreement by any Lender to make any Disbursement or additional Loan on or after the date hereof.

Section 7.16. Payment Set Aside. Notwithstanding anything to the contrary contained herein, if any payment or transfer (or any portion thereof) to either of the Lenders shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving the Borrower or otherwise, then the Obligations (as defined in the Facility Agreement) purportedly satisfied with such payment or

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transfer, to the extent that such payment is or must be invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, shall immediately be reinstated, without need for any action by any Person, and shall be enforceable against the Borrower, any guarantor and their successors and permitted assigns as if such payment had never been made (in which case this Agreement shall in no way impair the claims of Lenders with respect to such payment or transfer). The provisions of this Section 7.16 shall survive the satisfaction in full of the Obligations and the termination of the Facility Agreement.

Section 7.17. Termination. Except to the extent otherwise agreed in writing by the Lenders prior to the Effective Time, this Agreement shall terminate and be of no further force or effect if any of the conditions set forth in Article VI are not satisfied or waived by the Required Lenders on or prior to December 18, 2019; provided, however, that the Borrower’s obligations under Section 4.06 hereof shall survive such termination until performed by the Borrower in full.

Section 7.18. Independent Nature of Lenders. The obligations of each Lender under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under this Agreement or any other Transaction Document. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder and under the other Transaction Documents. The decision of each Lender to enter into this Agreement, consummate the Exchange and acquire the December 2019 Notes pursuant to this Agreement has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower that may have been made or given by any other Lender or by any agent, attorney, advisor, representative or employee of any other Lender, and no Lender or any of its agents, attorneys, advisors, representatives or employees shall have any liability to any other Lender (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Lender pursuant hereto or thereto (including a Lender’s acquisition of Obligations, Notes, Conversion Shares or any other securities at the same time as any other Lender), shall be deemed to constitute the Lenders as, and the Borrower acknowledges and agrees that the Lenders do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such Obligations or the transactions contemplated by this Agreement or any other Transaction Document, and the Borrower shall not assert any contrary position.

Section 7.19. No Fiduciary Relationship. The Borrower acknowledges and agrees that (a) each Lender is acting at arm’s length from the Borrower with respect to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby; (b) no Lender will, solely by virtue of this Agreement or any of the Transaction Documents or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Borrower (provided that this clause (b) shall not apply to any Lender that on the Effective Date receives a December 2019 Note with a 19.985% Cap); (c) no Lender has acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Borrower with respect to, or in connection with, this

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Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and the Borrower agrees not to assert, and hereby waives, any claim that any Lender has any fiduciary duty to the Borrower; (d) any advice given by a Lender or any of its representatives or agents in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Lender’s performance of its obligations hereunder and thereunder (including, in the case of each of the Lenders, its acquisition of the December 2019 Notes and any Conversion Shares); and (e) the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

KEMPHARM, INC.

By: /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Financial Officer

[Signature Page to December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants]

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants]

DELAWARE STREET CAPITAL MASTER FUND, L.P.

By: /s/ Andrew G. Bluhm
Name: Andrew G. Bluhm
Title: Manager of the General Partner

[Signature Page to December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants]

Schedule 1

LENDER	Indenture Notes (principal amount)	Accrued and Unpaid Interest on Indenture Notes as of the Effective Date	Accrued and Unpaid Interest on Indenture Notes Paid in Cash	Accrued and Unpaid Interest on Indenture Notes Paid in Kind	December 2019 Notes (principal amount)*
Deerfield Private Design Fund III, L.P.	$52,019,000	$1,096,733.92	$548,366.96	$548,366.96	$52,567,366.96
Deerfield Special Situations Fund, L.P.	$10,404,000	$219,351.00	$109,675.50	$109,675.50	$10,513,675.50
Delaware Street Capital Master Fund, L.P.	$8,250,000	$173,937.50	$86,968.75	$86,968.75	$8,336,968.75

Total:	$70,673,000	$1,490,022.42	$745,011.21	$745,011.21	$71,418,011.21

*	Includes 50% of the accrued and unpaid interest on the Indenture Notes as of the Effective Date.

Exhibit A

Form of December 2019 Note

[Included as Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed on December 18, 2019]

Exhibit B

Amended and Restated Senior Secured Convertible Note

[Included as Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed on December 18, 2019]

Exhibit C

Amendments to Facility Agreement

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of June 2, 2014, between KemPharm, Inc., a Delaware corporation (the “Borrower” or a “Credit Party”), and Deerfield Private Design Fund III, L.P., a Delaware limited partnership (the “DPDF Lender”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“DSS”), Delaware Street Capital Master Fund, L.P., a Cayman Islands limited partnership (“DSCM”), and the other lenders from time to time party to this Agreement (the “Other Lenders”; the Other Lenders together with the DPDF Lender, DSS and DSCM, collectively, the “Lenders”, individually each a “Lender” and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow from the DPDF Lender $60,000,000 for the purposes described in Article 2; and

WHEREAS, the Lenders desire to make a loan to the Borrower for such purpose,

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Additional Amounts” has the meaning set forth in Section 2.5(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly:

(a) controls, or is controlled by, or is under common control with, such Person; or

(b) is a general partner, controlling shareholder, or managing member of such Person.

A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Accrual” has the meaning set forth in Section 2.11.

“Agreement and Plan of Merger” means the Agreement and Plan of Merger dated May 30, 2014 between the Borrower and KemPharm, Inc., an Iowa corporation.

“Agreement Date” means June 2, 2014.

“Allocations” has the meaning set forth in Section 2.2(a).

“Applicable Laws” means all statutes, rules and regulations of any Governmental Authorities in the United States or elsewhere applicable to the Borrower or its Subsidiaries.

“Assigned Royalty Payments” has the meaning set forth in the definition of “Permitted Royalty Financing.”

“Authorizations” has the meaning set forth in Section 3.1(j).

“Business Day” means a day other than a day on which commercial banks are authorized or required by law to close in the City of New York.

“Closing Date” means June 2, 2014.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Collateral Agent” means DPDF Lender, in its capacity as collateral agent for the Lenders hereunder and under the other Transaction Documents, and any successor collateral agent.

“Common Stock” has the meaning set forth in the Warrants.

“Competitor” means a Person whose principal business is the development and/or commercialization of drug therapies for the treatment of pain, attention deficit/hyperactivity disorder and central nervous order diseases; but shall not include any financial investment firm or collective investment vehicle that, together with Affiliates, holds less than a majority of the outstanding equity of any Competitor.

“Conversion Shares” has the meaning set forth in Section 3.1(w).

“Customary Subordination Terms” means, with respect to any subordinated Indebtedness:

(A) that no payment in cash (directly or indirectly) in respect of such subordinated Indebtedness, including without limitation, in respect of any principal or interest thereon, may be made prior to the date that is 91 days after the date the Notes are paid in full;

(B) that in the event of any voluntary or involuntary insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to Borrower or to its property, then (a) the Lenders shall be paid in full in cash in respect of all of the Obligations, including without limitation, any interest due and payable under the Notes whether or not such interest is an allowed claim in such proceeding, before any holder of such subordinated Indebtedness (“Holder”) is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of such subordinated Indebtedness and (b) until the Obligations are paid in full in cash, any payment or distribution to which such Holder would otherwise be entitled shall be made to the Lenders;

(C) If any payment or distribution of any character by or on behalf of Borrower, whether in cash, securities or other property, in respect of such subordinated Indebtedness shall (despite these subordination provisions) be received by any Holder in violation of any provision of this definition before the Obligations shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to the Lenders, to the extent necessary to pay the Obligations in full in cash;

(D) Holders will not request relief from the stay except and to the extent the Lenders request and obtain relief from the stay;

(E) Such subordinated Indebtedness bears interest at a market rate; and

(F) Such additional terms as are reasonably acceptable to Required Lenders for such subordinated Indebtedness, including lien subordination, standstill on remedies and with respect to waiver of any claims under Sections 506(c), 552 and 1111(b) of the Bankruptcy Code.

“Credit Party” means the Borrower and each Grantor and Guarantor.

“December 2019 Exchange Agreement” means the December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants dated as of December 17, 2019, among the Borrower, Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P. and Delaware Street Capital Master Fund, L.P.

“December 2019 Notes” means the Senior Secured Convertible Notes issued to the Lenders pursuant to Section 2.2(c) in substantially the form annexed to the December 2019 Exchange Agreement as Exhibit A (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof).

“Default” means any event which, at the giving of notice or lapse of time or the failure to fulfill any conditions (or any combination of the foregoing), would constitute an Event of Default.

“Deerfield Lenders” means the DPDF Lender and Deerfield Special Situations Fund, L.P.

“Disbursements” has the meaning set forth in Section 2.2(b).

“Disbursement Condition” means the Borrower shall have authorized and reserved for issuance a number of shares of Common Stock sufficient to cover the Warrant Shares, the Note Shares and the Conversion Shares (computed without regard to any limitations on the number of shares that may be issued on exercise).

“Disbursement Request” has the meaning set forth in Section 2.2(b).

“Disbursement Shares” has the meaning set forth in Section 2.10(f).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Effective Date” has the meaning set forth in the December 2019 Exchange Agreement.

“Equity Documents” means the collective reference to the Right of First Refusal and Co-Sale Agreement, Voting Agreement and Investors’ Rights Agreement and all shareholder consents to the foregoing documents.

“Event of Default” has the meaning set forth in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Existing Convertible Notes” means the Borrower’s unsecured convertible notes in an original aggregate principal amount of $3,846,000 issued pursuant to that certain Subscription Agreement dated as of April 15, 2013.

“Existing Warrants” means the warrants to purchase equity securities of the Borrower issued in connection with the Existing Convertible Notes pursuant to that certain Subscription Agreement dated as of April 15, 2013.

“Excluded Taxes” mean with respect to any Lender: (a) Taxes imposed on (or measured by) such Lender’s net income or net capital (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or incorporated or in which its principal office is located, or in which the applicable lending office is located, or (ii) that are Other Connection Taxes; (b) any withholding Tax imposed by the United States on amounts payable to or for the account of such Lender under the laws in effect at the time such Lender (i) acquires an interest in the Loan or any other Transaction Document (other than the Warrants) or (ii) changes its lending office, except in the case of the foregoing clause (i), to the extent that such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such transfer, to receive Additional Amounts with respect to such withholding Tax, or, in the case of the foregoing clause (ii), to the extent such Lender was entitled to receive Additional Amounts with respect to such withholding Tax immediately before it changed its lending office; (c) any Taxes attributable to such Lender’s failure to comply with Section 2.5(d), except to the extent that such Lender is legally unable to comply with Section 2.5(d) as a result of any change in law occurring subsequent to the date such Lender acquired its interest in the Loan, and (d) any withholding Taxes imposed by the United States on payments to such Lender under FATCA.

“FATCA” means Section 1471 through 1474 of the Code as of the Effective Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration.

“FDA Acceptance” means the FDA’s acceptance for review of the Borrower’s NDA for KP201 for the treatment of acute pain in humans, provided that such NDA conforms, in the reasonable determination of the DPDF Lender, to FDA’s requirements for approval as informed by the advice and guidance provided to the Borrower by the FDA.

“FDA Approval” means the issuances of the FDA’s approval letter enabling the Borrower to commercially promote, market, distribute and use KP201 in the United States for the treatment of acute pain in humans.

“Final Payment” means such amount as may be necessary to repay the outstanding principal amount of the Notes and any other amounts owing by the Borrower to the Lenders pursuant to the Transaction Documents.

“First Disbursement” has the meaning set forth in Section 2.1 (a).

“GAAP” means United States generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Governmental Authority” means any government, quasi-governmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative or public body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Grantor” has the meaning set forth in the Guaranty and Security Agreement.

“Guarantor” has the meaning set forth in the Guaranty and Security Agreement.

“Guaranty and Security Agreement” means the Amended and Restated Guaranty and Security Agreement dated as of the Effective Date made by the Borrower, the Grantors and Guarantors, party thereto, in favor of the Collateral Agent for the benefit of the Lenders pursuant to which the Borrower and any future Credit Parties will grant the Collateral Agent for the ratable benefit of itself and each of the Lenders a security interest in the assets specified therein to secure the Obligations, as the same may be amended from time to time in form and substance satisfactory to the Collateral Agent.

“Indebtedness” means the following:

(i) all indebtedness for borrowed money;

(ii) all the deferred purchase price of assets or services (other than payables) which, in accordance with GAAP, would be shown to be a liability (or on the liability side of a balance sheet);

(iii) all guarantees of indebtedness;

(iv) all letters of credit issued or acceptance facilities established for the account of the Borrower, including, without duplication, all drafts drawn thereunder;

(v) all capitalized or finance lease obligations of such Person;

(vi) all indebtedness (except pursuant to this clause (vi)) of another Person secured by any Lien on any property of the Borrower, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by the Borrower, being measured as the lower of (x) the fair market value of such property and (y) the amount of the indebtedness secured);

(vii) indebtedness created or arising under any conditional sale or title retention agreement.

“Indemnified Person” has the meaning set forth in Section 6.11.

“Indemnified Taxes” means, with respect to any Person, all Taxes (including Other Taxes), other than Excluded Taxes, imposed on or with respect to any payment made by Borrower to, or to the account of, such Person under any Transaction Document (other than the Warrants and the Agreement and Plan of Merger).

“Indemnity” has the meaning set forth in Section 6.11.

“Indenture Notes” has the meaning set forth in the December 2019 Exchange Agreement.

“Interest Payment Date” has the meaning set forth in Section 2.7.

“Interest Rate” means 6.75% interest per annum.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement dated as of June 2, 2014, by and among the Borrower and the stockholders party thereto.

“IP” and “Intellectual Property” have the meaning set forth in Section 3.1(l).

“IPO” means an initial public offering.

“IRS” means the United States Internal Revenue Service.

“Lender” shall have the meaning set forth in the preamble to this Agreement, in addition to any transferee of a Lender’s interest under this Agreement.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, or other encumbrance on or with respect to property or interest in property having in each case the practical effect of constituting a security interest, in each case with respect to the payment of any obligation in, or from the proceeds of, any asset or revenue of any kind.

“Loan” means any loan or other credit extension made available or provided from time to time by any of the Lenders to the Borrower pursuant to this Agreement or any other Transaction Document or, as the context may require, the principal amount thereof from time to time outstanding and shall include any funded Disbursement, including, for the avoidance of doubt, the loans made available by the DPDF Lender to the Borrower pursuant to Section 2.2 and the loans evidenced by the December 2019 Notes, or, in each case as the context may require, the principal amount thereof from time to time outstanding.

“Loss” has the meaning set forth in Section 6.11.

“Major Transaction” has the meaning set forth in the Warrants.

“Major Transaction Notice” has the meaning set forth in Section 5.3.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries, (b) the validity or enforceability of any material provision of any Transaction Document, (c) ability of the Borrower to timely perform the Obligations or (d) the rights and remedies of the Lenders under any Transaction Document.

“Maximum Accrual” has the meaning set forth in Section 2.11.

“MT Date” has the meaning set forth in Section 5.3.

“New Senior Lender” means each of DSS and DSCM.

“NDA” means a “new drug application”, as defined in the United States Food, Drug, and Cosmetic Act, as amended, and applicable FDA rules and regulations, including an application of the type described in section 505(b)(2) of the Act.

“Notes” means the Term Notes, the Senior Secured Convertible Notes and the December 2019 Notes.

“Note Shares” has the meaning set forth in Section 3.1(w).

“Obligations” means all Loans and Disbursements, interest, fees, expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expenses and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower and the other Grantors to Collateral Agent, any Lender or any other Person that arises under this Agreement or the other Transaction Documents, in each case howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due.

“Organizational Documents” means the Certificate of Incorporation and By-laws each as amended to date, of the Borrower.

“Other Connection Taxes” means, with respect to any Lender, Taxes (excluding withholding Taxes imposed by the United States) imposed as a result of a present or former connection between such Lender and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than a connection arising from such Lender having a security interest under, having been a party to, having enforced or having engaged in any other transaction pursuant to this Agreement or any other Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made in connection with the exercise of remedies following an Event of Default).

“Paid in Full” has the meaning set forth in the Guaranty and Security Agreement.

“Permitted Indebtedness” means the following Indebtedness:

(i) the Obligations;

(ii) Indebtedness to trade creditors in the ordinary course of business;

(iii) Indebtedness existing as of the Agreement Date and set forth on Schedule 1.1-A and paid only pursuant to the provisions of the agreements evidencing such Indebtedness set forth on such Schedule;

(iv) Indebtedness in respect of performance bonds, surety bonds, bank guaranties and similar instruments incurred in the ordinary course of business and with respect to any letter of credit issued to Kirkwood Community College in exchange for the release of the Liens held by Kirkwood Community College on the assets of Borrower;

(v) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(vi) Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts;

(vii) Indebtedness in respect of purchase money financing, capital lease obligations and equipment financing facilities covering existing and newly-acquired equipment, including for the acquisition, installation, qualification and validation of such equipment up to an aggregate amount not to exceed $250,000 at any time outstanding;

(viii) Indebtedness to employees in respect of benefit plans and employment and severance arrangements;

(ix) Indebtedness on Customary Subordination Terms in an aggregate principal amount not to exceed $20,000,000 and with a maturity not earlier than 91 days after the final maturity of the Notes;

(x) Indebtedness in respect of documentary letters of credit or bankers acceptances issued or created for the account of the Borrower or any Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods;

(xi) Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 5.4(e);

(xii) Indebtedness on Customary Subordination Terms not otherwise permitted hereunder in an aggregate principal amount of $500,000 at any time outstanding with a maturity not earlier than 91 days after the final maturity of the Notes;

(xiii) Prior to the Effective Date, Indebtedness in an aggregate principal amount not to exceed $86,250,000 in the form of convertible senior unsecured notes, provided that the issuance of any such convertible senior unsecured notes shall be on or before March 18, 2016 (such debt, the “Permitted Convertible Notes”);

(xiv) secured Indebtedness (including Indebtedness consisting of Permitted Royalty Financings) in an aggregate principal amount not to exceed $35,000,000; provided that (a) such Indebtedness is secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing any then-outstanding Notes held by the Deerfield Lenders; provided such Indebtedness consisting of Permitted Royalty Financings shall be secured solely by such pari passu Liens on Permitted Royalty Financing Assets, (b) the lender and any secured party in respect of such Indebtedness and the Collateral Agent shall have entered into an intercreditor agreement in form and substance satisfactory to the Collateral Agent in its sole and absolute discretion, and (c) contemporaneously with the incurrence of such Indebtedness, proceeds from the incurrence of such Indebtedness in an amount equal to at least one-third (1/3) of the principal amount thereof shall be used to repay the Obligations under the Senior Secured Convertible Notes and, to the extent the Senior Secured Convertible Notes are satisfied in full, the December 2019 Notes.

“Permitted Liens” means:

(i) Liens existing on the Agreement Date and set forth on Schedule 1.1-B;

(ii) Liens in favor of Collateral Agent and each of the Lenders pursuant to the Guaranty and Security Agreement;

(iii) Liens in favor of the Deerfield Lenders;

(iv) Statutory and common law Liens created by operation of Applicable Law;

(v) Liens arising in the ordinary course of business and securing obligations that are not more than 30 days overdue or are being contested in good faith by appropriate proceedings;

(vi) Liens for taxes, assessments or governmental charges or levies not past due and payable or that are being contested in good faith by appropriate proceedings;

(vii) Liens arising from judgments, decrees or attachments for sums not exceeding $500,000 in circumstances not constituting an Event of Default;

(viii) Liens in favor of financial institutions arising in connection with the Borrower’s and its Subsidiaries’ accounts maintained in the ordinary course of business held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;

(ix) Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(x) Easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the conduct of the business of the applicable Person;

(xi) Leases, licenses or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries;

(xii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or equivalent in foreign jurisdictions) on items in the course of collection;

(xiii) Liens securing Indebtedness permitted under clause (vii) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within ninety (90) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(xiv) the filing of precautionary Uniform Commercial Code financing statements (or equivalent in foreign jurisdictions) solely as a precautionary measure in connection with operating leases and consignment arrangements;

(xv) Liens existing on property of the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed);

(xvi) Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder or on any cash collateralizing the letter of credit referenced in clause (iv) of the definition of Permitted Indebtedness;

(xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;

(xix) Liens on specific items of inventory or other goods and the proceeds thereof securing the obligations of the Borrower or any Subsidiary in respect of documentary letters of credit or bankers acceptances issued or created for the account of the Borrower or any Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods;

(xx) Liens relating to Indebtedness on Customary Subordination Terms in accordance with clause (ix) of the definition of Permitted Indebtedness;

(xxi) Liens securing Indebtedness permitted pursuant to clause (xiv) of the definition of Permitted Indebtedness; provided that such Liens are pari passu with the Liens on the Collateral securing any then-outstanding Notes held by the Deerfield Lenders (and provided further that Permitted Royalty Financings shall be secured solely by such pari passu Liens on Permitted Royalty Financing Assets), all as provided in the intercreditor agreement in form and substance satisfactory to the Collateral Agent in its sole and absolute discretion; and

(xxii) The license under the GPC License Agreement (as such agreement may be amended in accordance with the terms hereof).

“Permitted Royalty Financing” means one or more financing transactions in respect of royalties, milestones, other payments and other rights of Borrower (collectively, the “Assigned Royalty Payments”) under Specified License Agreements.

“Permitted Royalty Financing Assets” means collectively, the Specified License Agreements, the Assigned Royalty Payments (including accounts receivables and payment intangibles in respect thereof), Intellectual Property licensed thereunder, other present and future property and assets that support the Assigned Royalty Payments, and the proceeds thereof.

“Permitted Royalty Financing Lender” means any lender providing Permitted Royalty Financings.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pro Forma Closing Date Balance Sheet” means a balance sheet of the Borrower as of the Agreement Date to give effect to the transactions contemplated by the Transaction Documents and the Equity Documents.

“Pro Rata Share” means, with respect to any Lender, the amount expressed as a percentage obtained by dividing (a) such Lender’s outstanding Loans, by (b) the total outstanding amount of Loans held by all Lenders

“Put Notice” has the meaning set forth in Section 5.3.

“Put Price” has the meaning set forth in Section 5.3.

“Qualified IPO” shall have the meaning provided therefor in the Warrant.

“Register” has the meaning set forth in Section 1.4(b).

“Required Lenders” means, at any time, Lenders, holding Loans representing more than 50% of the sum of the Loans outstanding.

“Restricted Lender” means (i) the initial Lenders party to this Agreement and their Affiliates and (ii) any assignee of any interest in a Note that notifies the Borrower in writing that it wishes to be deemed a Restricted Lender.

“Right of First Refusal and Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement dated as of June 2, 2014, by and among Borrower and the stockholders party thereto.

“Second Disbursement, Third Disbursement and Fourth Disbursement” have the meanings set forth in Section 2.1 (b).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” means, collectively, the Guaranty and Security Agreement and each guaranty, security agreement, pledge agreement, patent and trademark security agreement and all other agreements, instruments and document executed and/or delivered by the Borrower on the Agreement Date pledging or granting a lien on all of the assets of the Borrower.

“Senior Secured Convertible Notes” means the Senior Secured Convertible Notes issued to the Lenders pursuant to Section 2.1, each of which will be substantially in the form attached hereto as Exhibit A.

“September 2019 Exchange Agreement” means the September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of September 3, 2019, among the Borrower, DPDF and DSS, as amended by that certain Amendment to September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of the Effective Date, by and among the Borrower, DPDF and DSS.

“Series B-2 Certificates of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series B-2 Preferred Stock, as amended by that certain Amendment to September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of the Effective Date, by and among the Borrower, DPDF and DSS.

“Series D Charter Filing” means the filing with the office of the Secretary of State of the State of Delaware of the amendment and restatement of the Borrower’s certificate of incorporation, which filing shall be in the form attached hereto as Exhibit B.

“Series D Preferred Stock” means the series of the preferred stock, par value $0.0001 per share, of the Borrower.

“Specified License Agreement” means certain license agreements as may be agreed among the Borrower, the Required Lenders and the Collateral Agent.

“Subsidiary or Subsidiaries” means, as to the Borrower, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file consolidated, combined or unitary Tax Returns with a Governmental Authority.

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, and other charges imposed by any Governmental Authority, and all liabilities to a Governmental Authority with respect thereto, including any interest, fees, additions to tax or penalties applicable thereto (including by reason of any delay in payment).

“Tax Returns” has the meaning set forth in Section 3.1(o).

“Term Notes” means the Term Notes issued to the DPDF Lender pursuant to Section 2.1, each of which will be in the form attached hereto as Exhibit C.

“Transaction Documents” means this Agreement, the Notes, the Security Agreements and the Warrants, the Series D Charter Filing, the Series B-2 Certificate of Designation, the Agreement and Plan of Merger, the September 2019 Exchange Agreement, the December 2019 Exchange Agreement and any other document or instrument delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein, in each case, as amended from time to time in accordance with the terms hereof and thereof.

“Warrants” has the meaning set forth in Section 2.10.

“Warrant Shares” has the meaning set forth in Section 3.1(v).

“Voting Agreement” means the Voting Agreement dated as of June 2, 2014, by and among the Borrower and the stockholders party thereto.

Section 1.2 Interpretation. In this Agreement, wherever the context may require, the singular shall include the plural and vice versa, and any pronoun shall include the corresponding masculine, feminine and neuter forms; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Transaction Documents or Equity Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment. If the day by which any payment or other performance is due to be made is not a Business Day, that payment or other performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment is due to be made.

Section 1.4 Register

(a) The Borrower shall record on its books and records the amount of the Loan, the applicable interest rate, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon.

(b) The Borrower shall establish and maintain, at its address referred to in Section 6.1, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment of principal and interest hereunder) of each Lender in the Loan and each Note, and any assignment of any such interest. Accounts in the Register shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan and each Note and each funding of any participation therein, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan and each Note.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) is a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof or participation therein shall be effective until recorded therein. This Section 1.4 and Section 6.5 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(d) The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender (and as the owner of the amounts owing to it under the Loan and/or a Note as reflected in the Register) for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds. The proceeds of the Loan will be used for the purposes set forth on Exhibit D.

Section 2.2 Disbursement.

(a) Subject to the conditions set forth in Article 4, the DPDF Lender shall disburse to the Borrower on the Agreement Date (the “First Disbursement”) (i) aggregate term loans of $15,000,000, evidenced by a Term Note, and (ii) aggregate term loans of $10,000,000, evidenced by a Senior Secured Convertible Note, in the case of each of the foregoing, in accordance with their respective allocations set forth on Schedule 2.2 as such allocations may be revised by the DPDF Lender from time to time (the “Allocations”). The DPDF Lender shall reserve from the First Disbursement $161,000 which, absent an Event of Default, shall be released to Borrower upon the filing of a Uniform Commercial Code termination statement with respect to the Uniform Commercial Code-1 financing statement number E120030277 filed with the Secretary of State of Iowa on April 26, 2012 naming Kirkwood Community College as the secured party.

(b) Subject to the conditions set forth in Article 4, the DPDF Lender shall disburse to the Borrower in three additional Disbursements (the “Second Disbursement”, the “Third Disbursement” and the “Fourth Disbursement” respectively and, collectively with the First Disbursement, the “Disbursements”) term loans in the aggregate amount of $10,000,000 in the case of the Second Disbursement and $12,500,000 in the case of each of the Third and Fourth Disbursements each evidenced by a Term Note, upon receipt from the Borrower on a Business Day (other than the last Business Day of a month) of a written request (“Disbursement Request”) and stating that no Default or Event of Default has occurred or will have occurred on the disbursement date. The disbursement date set forth in a Disbursement Request shall be a date not less than 15 Business Days after the date of receipt by the Lenders of such Disbursement Request and no earlier than the second Business Day of the month following the month in which such Disbursement Request is received. The DPDF Lender shall fulfill each Disbursement Request in accordance with the Allocations.

(c) Subject to the satisfaction of the conditions set forth in the December 2019 Exchange Agreement, each Lender shall be deemed to make certain loans to the Borrower on the Effective Date by assigning and transferring all right, title and interest in and to its Indenture Notes to the Borrower in accordance with the terms of the December 2019 Exchange Agreement, in exchange for the December 2019 Notes, duly executed on behalf of the Borrower in the principal amount set forth across from such Lender’s name on Schedule 1 to the December 2019 Exchange Agreement in the column captioned “December 2019 Notes (principal amount)”. All Obligations of the Borrower under each December 2019 Note shall constitute a “Loan” for all purposes of this Agreement and the Transaction Documents. The Borrower shall record in the Register the interests of each Lender in the Loans and each December 2019 Note, including the amount of the Loan evidenced by each December 2019 Note. Each New Senior Lender shall be deemed a “Lender” for all purposes of this Agreement and the Transaction Documents, except as otherwise provided herein or in the December 2019 Exchange Agreement.

Section 2.3 Payment.

(a) The Borrower shall pay in cash Dollars to each of the Lenders its Pro Rata Share of the outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon, on March 31, 2021.

(b) The DPDF Lender Term Notes shall be deemed prepaid without premium, to the extent a Lender pays the Exercise Price (as such term is defined in the Warrants) through a reduction of the principal amount outstanding under such DPDF Lender’s Term Note in accordance with Section 3(a)(i) of the Warrant.

(c) Each such payment, repayment, redemption and prepayment shall be applied as follows:

(i) So long as no Event of Default has occurred or shall be continuing, first, to accrued and unpaid interest owed to the Lenders under the Transaction Documents and second, to the principal amount of the Loans owed to the Lenders and shall be allocated among the Lenders in accordance with and in proportion to their respective Pro Rata Shares.

(ii) Upon the occurrence of any Event of Default and thereafter for so long as such Event of Default is continuing, (A) first, to all fees, costs and expenses (including any attorneys’ fees) owed any Lender under the Transaction Documents, (B) second, ratably to accrued and unpaid interest owed to the Lenders under the Transaction Documents, (C) third, ratably to the principal amount of the Loans owed to the Lenders, and (D) fourth, to all other Obligations owing to any Lender, to such Lender, and, with respect to any such Obligations owed to the Lenders, shall be allocated among such Lenders in accordance with and in proportion to their respective Pro Rata Shares of such Obligations.

(d) Notwithstanding anything to the contrary contained in this Agreement, interest on each Senior Secured Convertible Note (or any Senior Secured Convertible Note issued in substitution therefor) that accrues and is otherwise payable on an Interest Payment Date occurring after the Effective Date shall be paid in kind by adding the amount of such interest to the then outstanding principal amount of the Loans (each such payment in kind being referred to as a “PIK Interest Payment”). Following an increase in the principal amount of each Senior Secured Convertible Note (or any Senior Secured Convertible Note issued in substitution therefor) as a result of a PIK Interest Payment, such increased principal shall bear interest at the rate applicable to such Senior Secured Convertible Note, and such interest shall be paid in kind (and such payment in kind shall also be deemed a “PIK Interest Payment” hereunder). Notwithstanding the foregoing, and for the avoidance of doubt, any accrued and unpaid interest that is payable upon maturity or upon any other payment or prepayment (in connection with the acceleration of the Loans, an amortization payment or otherwise) of a Senior Secured Convertible Note shall be paid in cash Dollars, and all payments and prepayments (in connection with the acceleration of the Loans, an amortization payment or otherwise) shall be applied to the Loans in accordance with Section 2.3(c) of this Agreement.

(e) Upon the incurrence of the Permitted Indebtedness described in subsection (xiv) of the definition thereof, the Borrower shall repay in cash Dollars the Obligations under the Senior Secured Convertible Notes and, to the extent the Senior Secured Convertible Notes are satisfied in full, the December 2019 Notes in an amount equal to no less than one-third (1/3) of the principal amount of such Permitted Indebtedness.

Section 2.4 Payments. All payments by the Borrower under any of the Transaction Documents shall be made without setoff or counterclaim. Payments of any amounts due to the Lenders under this Agreement shall be made in cash Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such bank or places as the Lenders shall from time to time designate in writing at least 5 Business Days prior to the date such payment is due. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Transaction Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.5 Taxes, Duties and Fees.

(a) Any and all payments by Borrower to or for the account of a Lender under any Transaction Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Taxes, except as required by Applicable Law. If any Indemnified Taxes are required by law to be deducted from or in respect of any sum payable under a Transaction Document (other than, for the avoidance of doubt, the Warrant and the Agreement and Plan of Merger), (i) the sum payable shall be increased by as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”), (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with Applicable Law. Within 30 days after the date of any payment of such Taxes, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) In addition, Borrower agrees to pay or cause to be paid all Other Taxes. Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) Borrower shall reimburse and indemnify, within 10 days after receipt of demand therefor, the Lender for all Indemnified Taxes (including Indemnified Taxes imposed on amounts payable under this Section 2.5(c)) paid by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate of the Lender delivered to Borrower setting forth the amount and nature of the Indemnified Taxes paid by Lender shall be conclusive, absent manifest error.

(d) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under any Transaction Document shall timely deliver to Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver to Borrower such other documentation prescribed by Applicable Law or as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to enable Borrower to comply with such requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.5(d)(i), (ii), (iii) and Section 2.5(f) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, each Lender, on or prior to the date of becoming a Lender hereunder (and in each case, from time to time thereafter upon the reasonable request of Borrower) will deliver to Borrower either:

(i) a duly completed IRS Form W-9 (or successor form) certifying that the Lender is a U.S. person for U.S. tax purposes and is exempt from U.S. federal backup withholding tax (provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes it shall provide a properly completed and executed IRS Form W-9 for its non-disregarded owner in the appropriate manner); or

(ii) if it is not a U.S. person for U.S. federal income tax purposes and is legally entitled to do so, a properly completed and executed IRS Form W-8ECI, W-8BEN, W-8BEN-E, W-8IMY or other applicable form (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, certifying in the case of an IRS Form W-8BEN, W-8BEN-E or W-8ECI the extent to which such Lender is entitled to receive payments under this Agreement at a reduced rate of, or exemption from, deduction or withholding of any U.S. withholding tax and, if such Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% shareholder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto); and

(iii) each Lender that delivers to Borrower an IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY or other document pursuant to this Section 2.5(d) further undertakes to deliver to Borrower further copies of the said form or other document and IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or successor applicable forms, or other manner of certification, as the case may be within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent forms or other documents previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower.

(e) If a Lender determines in good faith that it has received a refund from a Governmental Authority of Taxes in respect of which the Borrower paid Additional Amounts or made a payment pursuant to this Section 2.5, such Lender shall promptly pay such refund (limited to the amount of indemnity payments including Additional Amounts made by Borrower under this Section 2.5 with respect to the Taxes refunded) to the Borrower, net of all out-of-pocket expense (including any Taxes imposed thereon) of such Lender incurred in obtaining such refund, provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority and provides written evidence thereof to the Borrower. Nothing in this Section shall require any Lender to disclose any information it deems confidential (including, without limitation, its Tax returns) to any Person, including Borrower.

(f) If a payment made to a Lender under any Transaction Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower shall treat (and the Lenders hereby authorize the Borrower to treat) the Loans as not qualifying as grandfathered obligations within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). Solely for purposes of this Section 2.5(f), “FACTA” shall include any amendments made to FATCA after the Agreement Date.

(g) If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or Governmental Authority for the account of any Lender pursuant to any of Section 2.5(a) through Section 2.5(c), then such Lender shall at the request of the Borrower use commercially reasonable efforts to mitigate the effect of any such event by completing and delivering or filing any Tax-related forms or other documents that the Lender is lawfully able to deliver and that would establish the Lender’s eligibility for a reduction or elimination of any amount of Taxes required to be deducted or withheld or paid by the Borrower hereunder, unless the Lender determines that such completion, delivery or filing of such forms or other documents (other than such documentation set forth in paragraphs (d)(i), (d)(ii), (d)(iii) and (f) of this Section 2.5) would subject such Lender to any significant unreimbursed cost or loss or would prejudice the legal, commercial or tax position of such Lender.

(h) For purposes of this Section 2.5, the term “Applicable Law” includes FATCA.

Section 2.6 Costs, Expenses and Losses(a) . If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor (after the expiration of any applicable grace periods), the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make a Disbursement, the Borrower shall pay to any Lender upon request by such Lender, the amount of such costs, expenses and/or losses within 15 Business Days after receipt by it of a certificate from such Lender setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.7 Interest.

The outstanding principal amount of the Notes shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month). Except as set forth in Section 2.3(d), accrued interest shall first be paid in arrears on July 1, 2014 and thereafter quarterly in arrears on the first Business Day of each, October, January, April and July thereafter (each, an “Interest Payment Date”). From and after the Effective Date, interest shall be paid in accordance with Section 2.3(d).

Section 2.8 Interest on Late Payments. Without limiting the remedies available to the Lenders under the Transaction Documents or otherwise, to the maximum extent permitted by Applicable Laws, if the Borrower fails to make a required payment of principal or interest with respect to the Notes when due, the Borrower shall pay on demand by the Required Lenders, in respect of such unpaid principal and interest, interest at the rate per annum equal to the Interest Rate plus 10% for so long as such payment remains outstanding.

Section 2.9 Intentionally Deleted.

Section 2.10 Delivery of Warrants and Stock.

(a) On the Closing Date, the Borrower shall issue to the DPDF Lender warrants to purchase an aggregate of 14,423,076 shares of Series D Preferred Stock in substantially the form set forth on Exhibit E hereto (together with any Warrants issuable pursuant to subsections (b) and (c) below, the “Warrants”) at an initial Exercise Price of $0.78 and an expiration date of June 2, 2024.

(b) Upon the DPDF Lender effecting the Second Disbursement the Borrower shall issue to the DPDF Lender warrants to purchase an aggregate of 9,615,385 “Warrant Shares” (as defined in the Warrants) in substantially the form set forth on Exhibit E hereto at an initial Exercise Price of $0.78 and an expiration date that is on the ten (10) year anniversary of the date of the Second Disbursement.

(c) Upon the DPDF Lender effecting each of the Third Disbursement and the Fourth Disbursement, the Borrower shall issue to the DPDF Lender warrants to purchase a number of Warrant Shares equal to (i) 60% of the amount of the Third Disbursement or the Fourth Disbursement, as the case may be, divided by (ii) the Subsequent Warrant Exercise Price, in substantially the form set forth on Exhibit E hereto at an initial exercise price of the Subsequent Warrant Exercise Price and an expiration date of the ten (10) year anniversary of the date of the Third Disbursement.

(d) Notwithstanding anything herein to the contrary, the number of Warrant Shares into which the Warrants to be issued pursuant to Section 2.10(b) and (c) are exercisable and the Subsequent Warrant Exercise Price thereof on the issue date shall be adjusted to reflect any adjustments in the number of Warrant Shares into which such Warrant is exercisable that would have taken effect pursuant to the terms of such Warrant had such Warrant been issued on the Closing Date and remained outstanding through the date of such issuance.

(e) “Subsequent Warrant Exercise Price” means an amount equal to (i) prior to an IPO, (x) $75,000,000, divided by (y) the number of shares of Common Stock then outstanding (on a fully-diluted basis assuming the exercise of all outstanding options and warrants, the conversion of all convertible securities and the conversion of all shares of capital stock of the Borrower into shares of Common Stock) and (ii) from an after the consummation of an IPO, 115% of the Volume Weighted Average Prices for the Borrower’s Common Stock for the twenty (20) consecutive Trading Day period prior to the date of the Third Disbursement or the Fourth Disbursement, as the case may be.

“Volume Weighted Average Price” means the volume weighted average sale price between 9:30 am and 4:00 New York City Time of such security on the principal securities exchange, trading market or quotation system where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service (“Bloomberg”) mutually acceptable to and hereafter designated by the Required Lenders and the Borrower or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. (collectively, the “OTC Market”). If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the Required Lenders.

“Trading Day” means any day on which the Common Stock is traded for at least two hours on the principal securities exchange, trading market or quotation system on which the shares of Common Stock are then traded, quoted or listed.

(f) On the date of the First Disbursement, the Borrower shall issue to the DPDF Lender 1,923,077 shares of Series D Preferred Stock (the “Disbursement Shares”) valued at $0.78 per share in consideration for making the Loans contemplated under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that, except as set forth on the Schedules attached to this Agreement:

(a) The Borrower is conducting its business in compliance in all material respects with its Organizational Documents, which are in full force and effect.

(b) No Default or Event of Default has occurred under any of the Transaction Documents.

(c) The Borrower (i) after the Disbursements and the consummation of the transactions contemplated by the Equity Documents will be capable of paying its debts as they fall due, and neither will be unable nor will have admitted its inability to pay its debts as they fall due, (ii) is not bankrupt and will not be insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the winding up, dissolution, or liquidation of its business or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(d) The obligation of the Borrower to make any payment under the Transaction Documents (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

(e) No Indebtedness of the Borrower exists other than Permitted Indebtedness.

(f) The Borrower is validly existing and in good standing under the laws of the state of Delaware. The Borrower has full power and authority to own its properties and conduct its business as now conducted and currently contemplated, and is duly qualified to do business as a foreign entity and is in good standing (or equivalent concept) in each jurisdiction in which the conduct of its business makes such qualification necessary and in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(g) There is not pending or, to the knowledge of the Borrower, threatened, any action, suit or other proceeding before any Governmental Authority (a) to which the Borrower is a party or (b) which has as the subject thereof any assets owned by the Borrower, and, except as set forth on Schedule 3.1(g) Borrower is not a party to any litigation or arbitration proceedings, and there are no current or, to the knowledge of the Borrower, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which the Borrower or any of its assets is subject that, in each case, could reasonably be expected to have a Material Adverse Effect.

(h) The Transaction Documents and the Equity Documents have been duly authorized, executed and delivered by the Borrower, and constitute the valid, legal and binding obligation of the Borrower enforceable in accordance with their terms and, in the case of the Equity Documents, to the best of Borrower’s knowledge the other parties thereto other than the DPDF Lender, except as such enforceability may be limited (i) by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) by applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance of the Transaction Documents and the Equity Documents by the Borrower and the consummation of the transactions therein contemplated (including, without limitation, the issuance of Series D Preferred Stock and the exercise of conversion of the foregoing securities) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Borrower pursuant to any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower are subject, (B) result in any violation of or conflict with the provisions of its Organizational Documents or (C) result in the violation of any Applicable Law or any judgment, order, rule, regulation or decree of any Governmental Authority. Except for the Series D Charter Filing and filings pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner, no consent, approval, authorization or order of, or registration or filing with, any Governmental Authority is required for the execution, delivery and performance of any of the Transaction Documents or for the consummation by the Borrower of the transactions contemplated thereby except for such registrations and filings in connection with the issuance of the Warrants and Warrant Shares pursuant to the Transaction Documents that are necessary to comply with federal and state securities laws, rules and regulations, and filings contemplated by the Guaranty and Security Agreement and the Borrower has the entity power and authority to enter into the Transaction Documents and to consummate the transactions contemplated under the Transaction Documents.

(i) Other than Authorizations, approvals and consents that have been obtained, no authorization, approval or consent is required for (i) the execution and delivery of this Agreement, the other Transaction Documents, and the Warrants, or (ii) the consummation of the transactions contemplated hereby and thereby, including but not limited to the Series D Charter filing, the Agreement and Plan of Merger, the issuance and exercise of the Warrants and the issuance and conversion of the Convertible Notes and Series D Preferred Stock issuable hereunder and of the Disbursement Shares.

(j) The Borrower holds, and is operating in good standing and in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Authorizations”) required for the conduct of its business as now conducted and currently contemplated and all Authorizations are valid and in full force and effect; and the Borrower has not received written notice of any revocation or modification of any Authorization, and no condition exists or event has occurred which, in itself or with the giving of notice of lapse of time or both, would result in any such Authorization not being renewed in the ordinary course; and the Borrower is in compliance in all material respects with Applicable Law.

(k) The Borrower has good and marketable title to all of its assets necessary for or used in its business, free and clear of all Liens except Permitted Liens. The property held under lease by the Borrower is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Borrower.

(l) The Borrower owns or has the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right all of the Intellectual Property (as defined below) that is necessary for the conduct of its business as currently now conducted (the “IP”). The IP that is registered with or issued by a Governmental Authority is valid and enforceable; there is no outstanding pending or threatened action, suit, other proceeding or claim by any third person challenging or contesting (i) the Borrower’s ownership or use of or other rights in any IP, and (ii) the validity, scope, or enforceability of any IP owned by the Borrower, and the Borrower has not received any written notice regarding any such action, suit, or other proceeding. To its knowledge, the Borrower’s business as conducted by it does not and has not infringed, and Borrower has not misappropriated, any valid Intellectual Property rights of others. There is no pending or, to the knowledge of the Borrower, threatened action, suit, other proceeding or claim by others that Borrower’s business as conducted by it infringes upon, violates or misuses the Intellectual Property rights of others without authorization, and Borrower has not received any written notice regarding any such action, suit, other proceeding or claim. Except as set forth on Schedule 3.1(l), Borrower is not a party to or bound by any option, license or agreement with respect to IP. The term “Intellectual Property” as used herein means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(m) The Borrower is not in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which the Borrower is bound, or to which any of its assets is subject.

(n) The Borrower has made available to Lenders all material correspondence with Government Authorities for the past three years, and all adverse event reports with respect to KP201, KP303, KP415 and KP511 (collectively, the “Products”) and all requested documents related to the Products, in each case in the possession and control of the Borrower. To its knowledge, the Borrower has not withheld any document or information with respect the Products that would reasonably be considered to be material to Lender’s decision to make the disbursements contemplated hereunder. The Borrower has not received any notice citing action or inaction by the Borrower that, to its knowledge, would constitute any non-compliance with any Applicable Laws or standards, which would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower, the studies, tests and preclinical and clinical trials conducted relating to the Products have been conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards at the time when conducted; the descriptions of the results of such studies, tests and trials provided to the Borrower are accurate in all material respects; and the Borrower has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension, material modification or clinical hold of any such studies, tests or preclinical or clinical trials conducted by or on behalf of the Borrower.

(o) All federal, and all material state, local and foreign tax returns, including informational returns and including amendments to any of the foregoing, filed or required to be filed with a Governmental Authority with respect to Taxes (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Government Authorities, or timely extensions have been obtained, and all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein and all other material Taxes otherwise due and payable have, in each case, been paid prior to the date on which any liability may be added thereto for non-payment thereof, except for those contested in good faith by appropriate proceedings for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Agreement Date, no material Tax Return of the Borrower is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any material claim for Taxes has been given or made in writing to the Borrower by any Governmental Authority, which claim has not been resolved. Each Tax Affiliate has properly withheld all material amounts required to be withheld by such Tax Affiliate from its respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable law and such withholdings have been paid to the respective Government Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent. No written claim has been made by a Governmental Authority in a jurisdiction where the Tax Affiliates do not file Tax Returns that they (or any of them) may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(p) Except as set forth on Schedule 3.1(p), the Borrower has not granted rights to develop, market license or sell its products, services or Intellectual Property to any other Person and the Borrower is not bound by any agreement that affects the exclusive right of the Borrower to develop, manufacture, produce, assemble, distribute, license, market or sell its products, services or Intellectual Property.

(q) The Borrower: (A) has at all times complied in all material respects with Applicable Law; (B) has not received any warning letter or other correspondence or notice from the FDA or from any other Governmental Authority alleging or asserting noncompliance with Applicable Laws to the extent that such noncompliance could reasonably be expected to result in a Material Adverse Effect; (C) has no knowledge of any act, omission, event or circumstance that would reasonably be expected to give rise to or lead to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information by the FDA or any other Governmental Authority against the Borrower and the Borrower has no liability (whether actual or contingent) for failure to comply with any Applicable Laws; (D) has, to its knowledge, filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required to be filed, obtained, maintained or submitted with, from or to the FDA pursuant to Applicable Laws; and (E) there is no false or misleading information or material omission in any of its submissions to the FDA or any other Governmental Authority that could reasonably be expected to result in a Material Adverse Effect.

(r) The unaudited financial statements of the Borrower for the fiscal year ended 2013 and the month ended March 31, 2014 attached hereto on Schedule 3.1(r), together with the Company’s audited income statement and statement of cash flows for the fiscal year ended 2012, together with the related notes, fairly present in all material respects the financial condition of the Borrower as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP in the United States, or the generally accepted accounting principles of any other applicable jurisdiction, consistently applied throughout the periods involved, except as otherwise set forth on Schedule 3.1(r). No Material Adverse Effect has occurred since the date of such financial statements and except as disclosed in such financial statements, Borrower has no material liabilities. The Borrower has no Subsidiaries that are not consolidated on the Borrower’s financial statements.

(s) Except as set forth on Schedule 3.1(s), no agent, broker, investment banker or other Person acting on behalf of Borrower, or under the authority thereof, is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from any of the Parties hereto in connection with any of the transactions contemplated hereby.

(t) (i) To the knowledge of the Borrower, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code, or any individual or class exemption issued and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan, except as for such transaction would not have a Material Adverse Effect, (ii) at no time within the last seven (7) years has the Borrower or any ERISA Affiliate maintained, sponsored, participated in or contributed to, or has or had any liability or obligation in respect of, any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Borrower or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Borrower or any ERISA Affiliate to any Tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such Tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) the Borrower does not maintain any Foreign Benefit Plan, and (vii) the Borrower does not have any obligations under any collective bargaining agreement. As used in this Section 3.1(t), “Employee Benefit Plan” means any material “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock based severance, employment, change in control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Borrower or any of its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Borrower or any of its respective Subsidiaries or (B) the Borrower or any of its Subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Borrower’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(u) As of the Agreement Date, except as set forth on Schedule 3.1(u), the Borrower does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Borrower does not currently own or control, directly or indirectly, any outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock of any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity.

(v) As of the Agreement Date, except as disclosed to the Lenders, the Borrower has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any change in the capitalization of Borrower (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any issuance of options, warrants, convertible securities or other rights to purchase their capital stock.

(w) As of the Agreement Date, all of the issued and outstanding shares of capital stock of the Borrower are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock, the Warrants, the Disbursement Shares and the shares of Series D Preferred Stock issuable upon exercise of the Warrants (the “Warrant Shares”), the Senior Secured Convertible Notes, the shares of Series D Preferred Stock issuable upon conversion of the Senior Secured Convertible Notes (the “Note Shares”) and the shares of Common Stock issuable upon conversion of the Disbursement Shares, the Warrant Shares and the Note Shares (the “Conversion Shares”) have been duly authorized, and the Warrant Shares, Note Shares and Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Warrants and the Senior Secured Convertible Notes or the Series D Preferred Stock, as applicable, will have been validly issued and will be fully paid and non-assessable. Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock and except as set forth on Schedule 3.1(w), there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Borrower’s Organizational Documents or any agreement to which the Borrower is a party or by which the Borrower is bound that have not been fully waived in respect of the issuance of the Disbursement Shares, the Warrants, the Senior Secured Convertible Notes and the shares of Series D Preferred Stock and Common Stock issuable thereunder (and shares of Common Stock issuable upon any conversion of such shares of Series D Preferred Stock). The Borrower’s disclosure of its outstanding shares of capital stock, options and warrants as set forth on Schedule 3.1(w) is accurate and, except as set forth on Schedule 3.1(w), there are no additional options issuable or issued under the Borrower’s option plans or any other options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Borrower or any shares of the capital stock of the Borrower. The issuance and delivery of the Disbursement Shares, the Warrants and the Senior Secured Convertible Notes does not and, assuming full exercise of the Warrants and full conversion of the Senior Secured Convertible Notes, neither the exercise of the Warrants nor the conversion of the Senior Secured Convertible Notes will, require approval from any Governmental Authority. The Disbursement Shares have been duly authorized, validly issued and are fully paid and non-assessable.

(x) No Lien exists on the Borrower’s assets, except for Permitted Liens.

(y) Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock, the issuance of the Disbursement Shares and the issuance of the Warrants and Warrant Shares and the Senior Secured Convertible Notes and the Note Shares and Conversion Shares will not obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the DPDF Lender and the vesting of existing stock options granted to directors and officers of the Borrower and other than, in the case of Common Stock, the holder of such instrument being converted) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under and will not result in any other adjustments (automatic or otherwise) under any of such securities. Subject to the Series D Charter Filing, the conversion of the Existing Convertible Notes into shares of Series D Preferred Stock and the conversion of the Existing Warrants into warrants to purchase shares of Series D Preferred Stock, except for the Equity Documents, and as disclosed on Schedule 3.1(y), there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Borrower’s capital stock to which the Borrower is a party or, to the Borrower’s knowledge, between or among any of the Borrower’s stockholders.

(z) The Persons holding Existing Convertible Notes issued by the Borrower have converted the principal of, and accrued and unpaid interest thereon, to Series D Preferred Stock.

(aa) As of the Agreement Date, the Borrower has no Subsidiaries.

(bb) Subject to the Series D Charter Filing, the Borrower has authorized and reserved for issuance a number of shares of Series D Preferred Stock and Common Stock sufficient to cover all shares issuable on exercise of the Warrants or conversion of the Senior Secured Convertible Notes (computed without regard to any limitations on the number of shares that may be issued on exercise or conversion) and shares of Common Stock issuable upon exercise of the Disbursement Shares and the shares of Series D Preferred Stock that are issuable upon exercise of the Warrants and conversion of the Senior Secured Convertible Notes.

(cc) The Borrower is not required, and at no time during the previous five years has the Borrower been required to register under the Securities Exchange Act of 1934, as amended.

(dd) Except as disclosed to Lender in writing, Borrower is not subject to any pending or threatened written claims against Borrower by any employees relating to labor or employment matters that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Transaction Documents and that the Lenders have entered into the Transaction Documents on the basis of, and in full reliance on, each of such representations and warranties.

Section 3.3 Representations and Warranties of the Lenders. Each Lender represents and warrants to the Borrower as of the Agreement Date that:

Section 3.4

(a) Such Lender is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Lender and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c) Such Lender has full power and authority to make the Disbursements and to enter into and perform its other obligations under each Transaction Document and carry out the other transactions contemplated thereby.

ARTICLE 4

CONDITIONS OF DISBURSEMENT

Section 4.1 Conditions to Disbursement.

(a) The obligation of the DPDF Lender to make the First Disbursement shall be subject to the following conditions being satisfied within thirty days of the Agreement Date:

(i) The DPDF Lender shall have received from the Borrower executed counterparts of the Transaction Documents and Equity Documents to which the Borrower is a party, a certificate as to the Borrower’s Organizational Documents, resolutions and incumbency, and an opinion of its counsel reasonably acceptable to the DPDF Lender, such opinion to include an opinion as to an exemption available for the issuance of the Common Stock outstanding on the Agreement Date under the Securities Act.

(ii) All actions required to be taken by the Borrower pursuant to Section 2.10 shall have been taken.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) No Default or Event of Default shall have occurred and be continuing or would result from the Disbursement.

(v) The Borrower has issued to the DPDF Lender 1,923,077 shares of its Series D Preferred Stock valued at 0.78 per share in consideration for making the Loans contemplated under this Agreement.

(vi) The Borrower has delivered the Pro-Forma Closing Date Balance Sheet to the DPDF Lender, together with a certification as to its accuracy and completeness.

(vii) The outstanding Existing Convertible Notes of the Borrower, shall have been converted into an aggregate of 5,332,348 shares of Series D Preferred Stock.

(viii) The Disbursement Condition shall have been satisfied.

(ix) The Series D Charter Filing shall have occurred and Borrower shall have taken all steps required to reincorporate in the State of Delaware.

(x) No Material Adverse Effect shall have occurred since the Agreement Date.

(xi) Borrower shall have obtained signatures from the holders of not less than 55% of each class of equity interests in Borrower to each of the Equity Documents.

(b) The obligation of the DPDF Lender to make the Second Disbursement shall be subject to the following conditions:

(i) No Default or Event of Default shall have occurred and be continuing or would have resulted from the Disbursement.

(ii) The FDA Acceptance shall have occurred.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) The Disbursement Request shall have been received by the DPDF Lender prior to June 30, 2016, unless the written consent of the DPDF Lender is obtained to extend such date, which consent may be granted or withheld in the DPDF Lender’s sole discretion.

(c) The obligation of the DPDF Lender to make the Third Disbursement shall be subject to the following conditions:

(i) No Default or Event of Default shall have occurred and be continuing or would have resulted from the Disbursement.

(ii) The FDA Approval shall have occurred.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) The Disbursement Request shall have been received by the DPDF Lender prior to June 30, 2016, unless the written consent of the DPDF Lender is obtained to extend such date, which consent may be granted or withheld in DPDF Lender’s sole discretion.

(v) The Disbursement Request shall have been received by the DPDF Lender within 120 days of the issuance of the FDA Approval.

(d) The obligation of the DPDF Lender to make the Fourth Disbursement shall be subject to the following conditions:

(i) No Default or Event of Default shall have occurred and be continuing or would have resulted from the Disbursement.

(ii) The FDA Approval shall have occurred.

(iii) At the time of and after giving effect to the Disbursement, all representations and warranties of Borrower shall be true and correct in all material respects (unless qualified by materiality, in which event such representations and warranties shall be true and correct in all respects).

(iv) The Disbursement Request shall have been received by the DPDF Lender prior to June 30, 2016, unless the written consent of the DPDF Lender is obtained to extend such date, which consent may be granted or withheld in the DPDF Lender’s sole discretion.

(v) The Disbursement Request for the Fourth Disbursement shall have been received by the DPDF Lender within 120 days of the issuance of the FDA Approval.

(e) If the conditions to the First Disbursement have not been satisfied within thirty days of the Agreement Date, then DPDF Lender shall not have any further obligations under this Agreement.

ARTICLE 5

COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants. Unless the Required Lenders shall otherwise agree:

(a) The Borrower shall maintain its existence and qualify and remain qualified to do its business as currently conducted, except for any merger or dissolution of a Subsidiary in accordance with Section 5.2(a).

(b) The Borrower shall comply in all material respects with Applicable Laws.

(c) The Borrower shall obtain and its Subsidiaries shall make and keep in full force and effect all Authorizations required to conduct their businesses.

(d) The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default, (ii) any claim, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower or its Subsidiaries, except for such claims, litigations, arbitrations, mediations or administrative or regulatory proceedings that could not reasonably be expected to result in a Material Adverse Effect, provided that, if Borrower or any of its Subsidiaries has outstanding any class of publicly traded securities, such notice shall be given concurrently with public disclosure of any such event, (iii) any deaths in connection with any of the products of the Borrower or any of its Subsidiaries, (iv) any event that has had or could be reasonably expected to have a Material Adverse Effect on the value of any Intellectual Property, and (v) each event which, at the giving of notice, lapse of time or determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any Transaction Document.

(e) (i) If the Borrower is not required to file reports pursuant to Sections 13 or 15(d) of the United States Securities Exchange Act of 1934, as it may be amended from time to time (the “Exchange Act”), the Borrower will provide quarterly unaudited consolidated financial statements within 60 days after the end of each of the first three fiscal quarters of Borrower following the date of this Agreement and within 45 days after the end of each fiscal quarter of each fiscal year thereafter, and, commencing with the fiscal year ending December 31, 2015, audited annual consolidated financial statements within 120 days after the end of each year prepared in accordance with GAAP in the United States or such other jurisdiction as may be applicable with a report thereon by the Borrower’s independent certified public accountants (an “Accountant’s Report”); (ii) if the Borrower is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act; (iii) the Borrower will provide to the Lenders copies of all documents, reports, financial data and other information that the Lenders may reasonably request, including amendments to its Organizational Documents promptly after their effectiveness; and (iv) during regular business hours and upon reasonable notice the Borrower will permit the Lenders to, (x) not more than once each calendar quarter at their own expense, visit and inspect any of the properties of the Borrower or its Subsidiaries and (y) discuss the Borrower’s affairs and finances with its officers.

(f) The Borrower will maintain general and liability insurance, and such other insurance coverage in such amounts and with respect to such risks as is customary by comparable companies as the Borrower.

(g) By not later than the first anniversary of the Agreement Date, Borrower shall have obtained the signatures of holders of not less than 70% of each class of equity interests in Borrower to each of the Equity Documents, whether as original signatories or by way of joinder, and provided evidence thereof to the DPDF Lender.

(h) Borrower shall for a period of 24 months following the date of the First Disbursement, continue to use its best efforts to obtain signatures to the Equity Documents from any holders of each class of equity interests in Borrower that have not executed such documents as of the date of the First Disbursement.

(i) As soon as reasonably practicable, but in any event no later than forty-five (45) day after the Effective Date (or such later date as the Required Lenders may determine in their sole discretion), Borrower shall deliver or cause to be delivered to Collateral Agent, with respect to each Deposit Account of the Borrower set forth on Schedule 6 to the Amended and Restated Guaranty and Security Agreement as in effect on the Effective Date, a fully executed tri-party deposit account control agreement in form and substance reasonably satisfactory to Collateral Agent. Concurrently with or prior to opening any depositary or other deposit account, the Borrower shall deliver or cause to be delivered to Collateral Agent, with respect to such account, a fully executed tri-party deposit account control agreement in form and substance reasonably satisfactory to Collateral Agent.

The Borrower shall cause each of its Subsidiaries to comply in all material respects with each of the agreements set forth in Section 5.1. In the event of Borrower’s breach of Section 5.1(g) of this Agreement, the Interest Rate shall increase by 5% per annum (exclusive of any increased interest payable under Section 2.8 of this Agreement).

Notwithstanding anything set forth in this Agreement to the contrary, if any notice or information required to be furnished contains material non-public information (any such notice or information, a “Public Notice”), the Borrower, instead of delivering such Public Notice to all the Lenders shall promptly deliver such Public Notice to each Lender that is not a Restricted Lender and promptly notify each Restricted Lender in writing or orally that Borrower desires to deliver to such Restricted Lender a Public Notice. Within five Business Days of receipt of such notification the Restricted Lender may either (i) refuse the delivery of such Public Notice, in which case Borrower’s obligations with respect to such Public Notice and such Restricted Lender shall be deemed satisfied, or (ii) enter into good faith negotiations with the Parent to agree to the time period within which the Borrower will make the material non-public information contained in such Public Notice publicly available by including such information in a filing with the SEC. If Borrower and such Restricted Lender agree on such time period, the Borrower shall promptly deliver to such Restricted Lender such Public Notice and shall cause Parent to include the applicable material non-public information in a public filing with the SEC within such agreed to time period. The failure to agree on such time period will be deemed to satisfy Borrower’s obligations with respect to such Public Notice and such Restricted Lender.

Section 5.2 Negative Covenants. Unless the Required Lenders shall otherwise agree:

(a) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to (i) liquidate or dissolve, or (ii) enter into any merger, consolidation or reorganization, unless the Borrower or a Subsidiary of the Borrower organized in the United States is the surviving corporation. The Borrower shall not establish any Subsidiary unless such Subsidiary executes and delivers to the Collateral Agent a joinder to the Guaranty and Security Agreement providing for all of its assets to be collateral thereunder, in which case such Subsidiary shall be deemed to be a Credit Party.

(b) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to (i) enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction, whereby its income or profits are, or might be, shared with another Person other than a wholly owned Subsidiary (provided that the foregoing shall not prohibit the Borrower or any other Credit Party from entering into a Permitted Royalty Financing in accordance with, and solely as permitted by, the terms of this Agreement), (ii) enter into any management contract or similar arrangement whereby a substantial part of its business is managed by another Person, or (iii) distribute, or permit the distribution of, any of its assets, including its intangibles, to any shareholder of a Credit Party or any Subsidiary of a Credit Party or any Affiliate of a Credit Party or equity holder of such Affiliate including by way of loans or advances to, or purchase or redemption of, equity interests in a Person.

(c) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to create, incur or suffer any Lien upon any of its assets, other than Permitted Liens or assign, sell, transfer or otherwise dispose of, any Transaction Document or its rights and obligations thereunder.

(d) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to create, incur, assume, guarantee or be liable with respect to any Indebtedness, other than Permitted Indebtedness.

(e) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to engage in any business other than the business engaged in by such Person as of the Agreement Date and businesses reasonably related, incidental, ancillary or complimentary thereto.

(f) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to, directly or indirectly, enter into any transaction with any of its Affiliates, except in the ordinary course of business and upon terms that are no less favorable than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

(g) Intentionally Deleted.

(h) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to acquire any assets (other than assets acquired in the ordinary course of business consistent with past practices), directly or indirectly, in one or more related transaction, for a consideration, inclusive of assumed Indebtedness, in cash or other property (valued at its fair market value) greater than $750,000.

(i) The Borrower shall not and shall not permit any other Credit Party or any Subsidiary of a Credit Party to sell or otherwise transfer any of their respective assets other than:

(A) in the ordinary course of business, including sales of inventory, and sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment;

(B) sales or transfers to the Borrower;

(C) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(D) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(E) leases or subleases of real property granted by the Borrower or any Subsidiary to third Persons not interfering in any material respect with the business of the Borrower or any Subsidiary;

(F) the licensing of patents, trademarks, copyrights and other intellectual property in the ordinary course of business; and

(G) sales or other transfers not otherwise permitted hereunder in an aggregate amount not to exceed $250,000.

(j) The Borrower shall not transfer, assign or otherwise dispose of that certain License and Collaboration Agreement, by and between the Borrower and Boston Pharmaceutical Holdings SA, an affiliate of Gurnet Point Capital Limited, dated as of September 3, 2019 (as amended or restated, the “GPC License Agreement”), or any of the Borrower’s material rights thereunder, in whole or in part.

(k) The Borrower shall not consent to, authorize or permit any other party to the GPC License Agreement to transfer, assign or otherwise dispose of its rights or obligations under the GPC License Agreement, in whole or in part, except to the extent that the Borrower’s consent thereto is not required by the terms of the GPC License Agreement; provided, that nothing in this Section 5.2(k) shall limit the Borrower’s right to terminate the GPC License Agreement in accordance with the terms Section 13.3, 13.4, 13.5 or 15.2 thereof.

(l) The Borrower shall enforce, and shall not enter into, consent to, authorize or permit any material amendment or modification of, or waive in any material respect the provisions of, the GPC License Agreement; provided, that nothing in this Section 5.2(l) shall limit Borrower’s right to amend, modify or waive any portion of the Product Development Plan (as defined in the GPC License Agreement) or the Commercialization Plan (as defined in the GPC License Agreement).

Section 5.3 Major Transaction Put/Call. The Borrower shall give the DPDF Lender notice (“Major Transaction Notice”) of a Major Transaction at least 15 Business Days prior to the anticipated effective date for such transaction (the “MT Date”) or, if the Borrower has outstanding any class of publicly traded securities, not later than 2 Business Days following the first public announcement thereof. The DPDF Lender, in the exercise of its sole discretion, may deliver at any time during the period beginning after such DPDF Lender’s receipt of a Major Transaction Notice and ending 5 Business Days prior to the consummation of such Major Transaction a notice to the Borrower (the “Put Notice”), declaring that the sum of the entire outstanding principal amount of the Term Notes plus all interest accrued and unpaid thereon on the MT Date (the “Put Price”) shall become due and payable on the MT Date. If the DPDF Lender delivers a Put Notice, then on the MT Date, the Borrower shall pay the Put Price to the DPDF Lender and the Obligations with respect to the Term Notes shall terminate. The Borrower shall not consummate any Major Transaction without complying with the provisions of this Section 5.3.

Section 5.4 General Acceleration Provision upon Events of Default. If any event specified in this Section 5.4 shall have occurred and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Lenders, by notice to the Borrower, may declare the principal of, and accrued and unpaid interest on, the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice or any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a) The Borrower shall have failed to make payment of principal and interest under the Notes when due and such failure shall not have been cured by the Borrower within 5 Business Days after receiving written notice of such failure from the Required Lenders (with a copy to each other Lender).

(b) The Borrower shall have failed to comply with the due observance or performance of any covenant contained in any Transaction Document (other than as described in (a) or (i) of this Section 5.4 or Section 5.1(g)), and such failure shall not have been cured by the Borrower within 45 days after receiving written notice of such failure from the Required Lenders.

(c) Any representation or warranty made by the Borrower in any Transaction Document shall have been incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall have been incorrect, false or misleading in any respect) as of the date it was made.

(d) (i) The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of 45 days or any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e) One or more judgments against the Borrower or attachments against any of its property, in excess of $250,000, or remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days from the date of entry of such judgment.

(f) Any authorization of a Governmental Authority necessary for the execution, delivery or performance of any Transaction Document or for the validity or enforceability of any of the Obligations is not given or is withdrawn or ceases to remain in full force or effect.

(g) The validity of any Transaction Document shall be contested by the Borrower, or any Applicable Law shall purport to render any material provision of any Transaction Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations.

(h) There is a failure to perform in any agreement to which the Borrower is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness for borrowed money in an amount in excess of $250,000.

(i) An Event of Default shall have occurred and be continuing under the Warrants or the Borrower shall have failed to comply with any of its obligations under the Senior Secured Convertible Notes other than as provided in (a) above and such failure is not cured within 15 days after receiving written notice of such failure from the Required Lenders.

(j) If any Governmental Authority terminates, suspends, or imposes any material restrictions on the business or operations of Borrower or any Subsidiary, and such event results in a Material Adverse Effect.

Section 5.5 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) occurs, the principal amount of the Notes (together with any other accrued or payable Obligations) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.6 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notice to be given under this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective on the earlier of 5 days after being placed in the mail or receipt, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier or by facsimile, or when read by electronic mail in each case addressed to the applicable Party. The addresses for such communications shall be as set forth below (or any other address for the applicable Party as is given to the other Parties by the applicable Party pursuant to written notice effected with this Section):

If to the Borrower:

KemPharm, Inc.

1180 Celebration Blvd.

Suite 103

Celebration, FL 34747

Fax: (321) 250-3698

E-mail: lclifton@kempharm.com

Attention: R. LaDuane Clifton, Chief Financial Officer

With copy (which shall not constitute notice hereunder) to:

Cooley LLP

1299 Pennsylvania Avenue, NW

Suite 700

Washington, DC 20004

Fax: (703) 456-8100

Email: bsiler@cooley.com

Attention: Brent Siler

If to the Deerfield Lenders:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Fax: 212-599-3075

Email: dclark@deerfield.com

Attn: David J. Clark

With a copy (which shall not constitute notice hereunder) to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661-3693

Fax: (212) 940-8776

Email: mark.wood@katten.com

Attn: Mark Wood

And

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Fax: (212) 940-8776

Email: connie.fratianni@katten.com

Attn: Constance A. Fratianni

If to Delaware Street Capital Master Fund, L.P.:

DSC Advisors, L.P.

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

Email: bluhm@dscllc.com

Attn: Andrew G. Bluhm, Manager of the General Partner

With a copy to:

DSC Advisors, L.P.

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

Fax: (312) 915-2487

Email: kavitsky@dscllc.com

Attn: Leo Kavitsky, Operations Manager

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under any Transaction Document, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Lenders under any Transaction Document shall be collected through enforcement of this Agreement, any Transaction Document or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Transaction Document) reasonable and documented out-of-pocket attorneys’ and other fees and expenses incurred in respect of such collection.

Section 6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Parties hereby waive all rights to a trial by jury.

Section 6.5 Successors and Assigns. This Agreement shall bind and inure to the respective successors and permitted assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights under the Transaction Documents without the prior written consent of the Lenders. No Lender may sell or otherwise transfer its commitment to extend Loans hereunder without Borrower’s written consent. Each Lender may sell or otherwise transfer a Note in accordance with such Note’s terms, provided that, absent an Event of Default such Lender may not sell or otherwise transfer such Note to a Competitor of the Borrower and, provided further, that such Lender shall have provided notice of the transfer to the Borrower for recordation in the Register pursuant to Section 1.4. Upon the transfer of an interest in a Note in accordance with the terms hereof and of such Note, the Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender hereunder. Before any Lender assigns all or any part of its rights under this Agreement or the Notes to a Party other than an investment fund managed by Deerfield Management, L.P., the Parties shall negotiate in good faith to amend this Agreement to appoint an administrative agent and grant such agent with rights and duties customary among syndicated credit facilities. Any such amendment shall be at Lenders’ sole expense.

Section 6.6 Entire Agreement; Amendment. The Transaction Documents and the Equity Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. No amendment, restatement, modification, supplement, change, termination or waiver of any provision of this Agreement or the other Transaction Documents (other than the Warrants, any Control Agreement or any similar agreement or any landlord agreement or bailee or mortgagee waiver, each of which may be amended, restated, supplemented, changed, terminated or waived in accordance with the terms thereof), and no consent to any departure by the Borrower or any other Credit Party therefrom shall in any event be effective without the written concurrence of the Borrower and the Required Lenders (and shall not require the consent of any other Lenders). Nothing contained in this Section 6.6 shall prohibit, restrict or limit or be deemed to prohibit, restrict or limit, the entry by any Credit Party into separate agreements and/or transactions with any Lender or Affiliate thereof, in respect of the Notes held by such Lender or otherwise, to the extent not otherwise prohibited, restricted or limited by this Agreement or any of the Transaction Documents.

Section 6.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Execution; Counterparts. This Agreement may be executed in several Counterparts and by each Party by facsimile or other electronic transmission (including by email with an attached digital representation of a signature page hereto) on separate counterparts, each of which and any facsimile or other electronic copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Transaction Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Transaction Documents shall have been fully paid in accordance with the provisions thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Disbursement was made.

(b) The obligations of the Borrower under Sections 1.4 and 2.5 and the obligations of the Borrower and the Lenders under this Article 6, including, without limitation, Section 6.11 and 6.17, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, or the termination of this Agreement or any provision hereof.

Section 6.10 Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Borrower shall, at all times, indemnify and hold each Lender harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable and documented out-of-pocket attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other reasonable and documented out-of-

pocket expenses arising out of, or relating to, the Transaction Documents, the extension of credit hereunder, the Loan or the use or intended use of the Loan, or a breach of Section 3.1(h) of this Agreement, regardless of Borrower’s lack of knowledge, which an Indemnified Person may incur or to which an Indemnified Person may become subject but (each, a “Loss”). The Indemnity shall not apply (i) to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person or (ii) to Losses that do not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person or (iii) in relation to any settlement effected by any Indemnified Person without the Borrower’s consent. The Indemnity is independent of and in addition to any other agreement of the Borrower under any Transaction Document to pay any amount to the Lenders, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance on doubt, this Section 6.11 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Promptly after receipt by an Indemnified Person under this Section 6.11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the indemnifying person under this Section 6.11, deliver to Borrower a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Borrower so desires, to assume control of the defense thereof with counsel mutually satisfactory to Borrower and the Indemnified Person, as the case may be.

(c) An Indemnified Person shall have the right to retain its own counsel with the reasonable and documented out-of-pocket fees and expenses to be paid by the indemnifying person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Borrower shall pay for only one separate legal counsel for the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve the Borrower of any liability to the Indemnified person under this Section 6.11, except to the extent that Borrower is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(d) The Borrower will not be liable under the Transaction Documents for any amount paid by an Indemnified Person to settle any claims or actions if the settlement is entered into without the Borrower’s consent (which consent shall not be unreasonably withheld, delayed or conditioned), provided that this section 6.11(f) shall not apply to those settlements where the Borrower was offered the ability to assume the defense of the action that directly and specifically related to the subject matter of such settlement and elected not to assume such defense.

(e) TO THE EXTENT PERMITTED BY LAW, NO PARTY HERETO SHALL ASSERT, AND EACH PARTY HERETO HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFYING PARTY HEREUNDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGE (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.12 No Usury. The Transaction Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this Section shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Further Assurances. From time to time, the Parties shall perform any and all acts and execute and deliver to the other parties hereto such additional documents as may be necessary or as requested by any Party to carry out the purposes of any Transaction Document or any or to preserve and protect rights of such Party as contemplated therein.

Section 6.14 Confidentiality.

(a) Lenders agree that they will hold any confidential information they may receive from Borrower in connection with The Transaction Documents in confidence, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 6.14(a) by Lenders), (b) is or has been independently developed or conceived by Lenders without use of Borrower’s confidential information, or (c) is or has been made known or disclosed to Lender by a third party without a breach of any obligation of confidentiality such third party may have to Borrower; provided, however, that Lenders may disclose confidential information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with this Agreement and the other Transaction Documents; (ii) to any prospective purchaser of any Loan from Lenders, if a transfer to such prospective purchaser is permitted and such prospective purchaser agrees to be bound by the provisions of this Subsection 6.14(a); (iii) to any existing or prospective Affiliate, partner, member, shareholder, or wholly owned subsidiary of a Lender in the ordinary course of business, provided that Lenders inform such Person that such information is confidential and direct such Person to maintain the confidentiality of such information; (iv) as may otherwise be required by law, regulation or legal process; or (v) to any Person in connection with any legal proceeding to which it is a party.

(b) Notwithstanding anything to the contrary herein, in any Transaction Document or in any other agreement entered into on or before the Effective Date, in the event that the Borrower or any other Credit Party believes that a notice or communication to any Lender or to any officer, partner, employee or Affiliate of any Lender (collectively with the Lenders, the “Lender Parties”) or any other information that may be provided by or on behalf of the Borrower or any Credit Party to any of the Lender Parties contains material, nonpublic information relating to the Borrower, any Credit Party or any of their respective subsidiaries or Affiliates or any of their respective property, assets, securities or businesses, the Borrower shall so indicate to the applicable Lender Party contemporaneously with delivery of such notice, communication or information, and such indication shall provide such Lender Party the means to refuse to receive such notice or communication; and in the absence of any such indication, the Lender Party (and any other Lender Parties related thereto) shall be allowed to presume that all matters relating to such notice, communication or information do not constitute material, nonpublic information relating to the Borrower, any Credit Party or any of their respective subsidiaries or Affiliates or any of their respective property, assets, securities or businesses. No Lender Party shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities on the basis of, any material nonpublic information regarding the Borrower, any Credit Party or any of their respective subsidiaries or Affiliates or any of their respective property, assets, securities or businesses provided by, or on behalf of, the Borrower, any Credit Party, any of their respective subsidiaries, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives or agents, in violation of any of the covenants set forth in this Subsection 6.14(b) or that is otherwise possessed (or continued to be possessed) by any Lender Party as a result of a breach of any of the covenants set forth in this Subsection 6.14(b).

Section 6.15 Credit Analysis. Each Lender shall be responsible for keeping itself informed of (a) the financial condition of the Borrower and all other Credit Parties and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations hereunder, and have made and shall continue to make, independently and without reliance upon each other, its own credit analysis and decision in entering into the documents to which it is a party and taking or not taking any action thereunder. None of the Lenders shall have any duty to advise any other Lender of information known to it regarding such condition or any such other circumstances, and no disclosure of any such information shall create any obligation to provide any further information to be deemed to constitute or require any representation or warranty from the disclosing Lender regarding that or any other information. No Lender assumes any liability to any other Person with respect to: (i) the financial or other condition of the Borrower and all other Credit Parties, (ii) the enforceability, validity, value or collectability of the Loans, any collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations hereunder or under any other Transaction Document, (iii) any Credit Party’s title or right to transfer any collateral or security or (iv) any other circumstance that might bear on the risk of nonpayment of the Obligations.

Section 6.16 Sharing of Payments.

If any Lender, directly or through any of its Affiliates, obtains any payment of interest or principal on any of its Loans (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the UCC (as defined in the Guaranty and Security Agreement)) of Collateral) (and other than pursuant to Section 6.5) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed in accordance with the provisions of this Agreement and the other Transaction Documents, such Lender shall purchase for cash from the other Lenders such participations in their Loans as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been applied in accordance with this Agreement; provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by Applicable Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.

Section 6.17 Collateral Agent.

(a) Each Lender hereby irrevocably appoints the DPDF Lender (together with any successor collateral agent appointed by DPDF Lender or any successor collateral agent that was appointed by the Required Lenders), as Collateral Agent hereunder and under the other Transaction Documents and authorizes Collateral Agent to (i) act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral (as defined in the Guaranty and Security Agreement) granted by any of the Credit Parties to secure any of the Obligations, (ii) execute and deliver the Transaction Documents to which it is a party and accept delivery thereof on its behalf from any Credit Party, (iii) take such other actions on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under the Transaction Documents, including without limitation, file any financing statements in a representative capacity, and (iv) exercise such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, Collateral Agent shall not have any duty or responsibility except those expressly set forth herein or therein; nor shall Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “collateral agent” or “agent” herein and in other Transaction Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 6.17 are solely for the benefit of the Collateral Agent and the Lenders and none of the Borrower or the other Credit Parties shall have any rights as a third party beneficiary of any of the provisions of this Section 6.17, except with respect to the Borrower’s consultation rights in connection with the appointment of a successor Collateral Agent as set forth in Section 6.17(h) hereof. In performing its functions and duties under this Agreement and the other Transaction

Documents, Collateral Agent shall act solely as collateral agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Collateral Agent shall have the same rights and powers under the Transaction Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Collateral Agent, and Collateral Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party, Affiliate of any Credit Party as if it were not Collateral Agent hereunder.

(b) Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, subagents, employees or attorneys in fact, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties and any Person shall benefit from this Section 6.17. Collateral Agent shall not be responsible for the negligence or misconduct of any agent, subagent or attorney in fact that it selects in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c) Neither Collateral Agent nor any of its directors, officers, employees, attorneys, advisors, representatives or agents shall (i) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, non-appealable judgment of a court of competent jurisdiction), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or Affiliate of any Credit Party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Credit Party or any other party to any Transaction Document to perform its obligations (including the Obligations) hereunder or thereunder. Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Credit Party or any Credit Party’s Affiliates.

(d) Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Collateral Agent against any and all liabilities and expenses (including any fees and expenses of counsel to Collateral Agent) that may be incurred by it by reason of taking or continuing to take any such action. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.

(e) Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, unless Collateral Agent shall have received written notice from a Lender or any Credit Party referring to this Agreement and the other Transaction Documents, describing such Event of Default or Default and stating that such notice is a “notice of default.” Collateral Agent shall take such action with respect to such Event of Default or Default as the Required Lenders may direct; provided that, unless and until Collateral Agent has received any such request, Collateral Agent shall not take any such action, or refrain from taking any such action, with respect to such Event of Default or Default.

(f) Each Lender acknowledges that Collateral Agent has not made any representation or warranty to it, and that no act by Collateral Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Credit Parties or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by Collateral Agent to any Lender as to any matter, including whether Collateral Agent has disclosed material information in its possession. Each Lender represents to Collateral Agent that it has, independently and without reliance upon Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Credit Parties, and made its own decision to enter into this Agreement and the other Transaction Documents and to extend credit to Borrower hereunder and under the other Transaction Documents. Each Lender also represents that it will, independently and without reliance upon Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary or appropriate to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Credit Parties. Except for notices, reports and other documents expressly herein or in the Guaranty and Security Agreement required to be furnished to the Lenders by Collateral Agent, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower or any other Credit Party that may come into the possession of Collateral Agent.

(g) Other than with respect to the matters described in clause (i) below, which shall be governed by such clause, whether or not the transactions contemplated hereby are consummated, each Lender shall severally indemnify upon demand Collateral Agent and its directors, officers, partners, employees, attorneys, advisors, representatives and agents (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of the Credit Parties to do so), according to its Pro Rata Share, from and against any and all losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties or other expenses arising out of, or relating to, any of Collateral Agent’s duties, responsibilities or actions set forth in or that taken pursuant to the Transaction Documents; provided that no Lender shall be liable for any payment to any such Person of any portion of the foregoing to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s gross negligence or willful misconduct. No action taken (or in refraining from having taken action) in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 6.17(g). Without limitation of the foregoing, each Lender shall reimburse Collateral Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses incurred by Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document or any document contemplated by or referred to herein or therein, to the extent that Collateral Agent is not reimbursed for such fees, costs and expenses by or on behalf of the Credit Parties. The undertaking in this Section 6.17(g) shall survive repayment of the Loans and the other Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Transaction Documents, termination of this Agreement or the other Transaction Documents and the resignation or replacement of Collateral Agent.

(h) Collateral Agent may resign as Collateral Agent upon thirty (30) days’ notice to the Lenders and Borrower, and the Required Lenders have the right, at their sole election, to remove the Person serving as Collateral Agent upon ten (10) days’ notice to Collateral Agent (or immediately upon any material breach of Collateral Agent of its obligations under the Transaction Documents). If Collateral Agent resigns under this Agreement or the Required Lenders remove the Person serving as Collateral Agent, the Required Lenders (in consultation with the Borrower) shall appoint from among the Lenders a successor Collateral Agent for such successor Collateral Agent and the Lenders. If no successor Collateral Agent is appointed prior to the effective date of the resignation or removal of Collateral Agent, Collateral Agent may appoint, after consulting with the Lenders and the Borrower, a successor Collateral Agent from among the Lenders. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring or removed Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as Collateral Agent shall be immediately and automatically terminated at such time. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Section 6.17 shall inure to its benefit (in its capacity as Collateral Agent) as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Transaction Documents. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date that is thirty (30) days following a retiring Collateral Agent’s notice of resignation (or at the time of removal of a Person as Collateral Agent), the retiring Collateral Agent’s resignation or removal shall nevertheless thereupon become effective, and the Required Lenders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided for above.

(i) Each Lender further agrees to indemnify Collateral Agent, its Affiliates and each of its and their employees, advisors, attorneys, representatives and agents (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Collateral Agent, its Affiliates or any of its or their employees, advisors, attorneys, representatives or agents in any matter relating to or arising out of, in connection with or as a result of any Transaction Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent, its Affiliates or any of its or their employees, advisors, attorneys, representatives or agents under or with respect to any of the foregoing.

(j) Notwithstanding any provision in any Transaction Document to the contrary, the Lenders hereby irrevocably authorize Collateral Agent, based upon the written instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) Collateral Agent (whether by judicial action or otherwise) in accordance with Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Collateral Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Collateral Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Transaction Documents, Collateral Agent will not execute nor deliver a release of any Lien on any Collateral. Upon request by Collateral Agent at any time, the Lenders will confirm in writing Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to, and in accordance with, this Section 6.17(j). Each Lender whose Obligations are credit bid under this Section 6.17(j) shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (y) the amount of Obligations of such Lender that were credit bid in such credit bid by (z) the aggregate amount of all Obligations that were credit bid in such credit bid.

Section 6.18 Cost and Expense Reimbursement. The Credit Parties agree to pay within ten (10) Business Days after delivery of an invoice therefor, (a) all reasonable and documented fees, costs and expenses of the Lenders, including one counsel for the Required Lenders selected by the Required Lenders, in connection with the administration of the Facility Agreement and the other Loan Documents and the negotiation, preparation, execution and administration of any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower or any other Credit Party related thereto, (b) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent or the Lenders, including, without limitation, the reasonable and documented fees, disbursements and other charges of one primary firm of counsel for the Collateral Agent and the Lenders, taken as a whole, (and if reasonably necessary (as determined by the Collateral Agent in consultation with the Borrower)), of a single local counsel in each appropriate jurisdiction and, in the case of an actual or potential conflict of interest where the Collateral Agent or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another primary firm of counsel for such affected person in connection with the enforcement or protection of its rights in connection with this Agreement or any other Transaction Document, including its rights under this Section 6.18, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (c) the cost of purchasing insurance that the Credit Parties fail to obtain as required by the Transaction Documents. The obligations and provisions contained in this Section 6.18 shall survive the termination of this Agreement and the repayment of the Obligations.

SCHEDULE 2.2

LENDER	ALLOCATION OF DISBURSEMENT, PAYMENTS AND WARRANTS
Deerfield Private Design Fund III, L.P.	100%

Exhibit D

Guaranty and Security Agreement

[Included as Exhibit 10.5 to the Company’s Current Report on Form 8-K as filed on December 18, 2019]